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                                                                    Exhibit 99.2


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                          SECURITIES PURCHASE AGREEMENT

                                      Among

                            IGEN INTERNATIONAL, INC.

                                       and

                       THE PURCHASERS LISTED ON SCHEDULE I

                          Dated as of January 11, 2000


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


                          SECURITIES PURCHASE AGREEMENT

              THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is dated as of January 11, 2000 among IGEN International, Inc., a Delaware corporation (the "COMPANY"), and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a "PURCHASER" and, collectively, the "PURCHASERS.")

              WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "COMMISSION") under
Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

              WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, an aggregate principal amount of $35,000,000 of 5% Subordinated Convertible Debentures due January 11, 2005 (the "Debentures"), in the form of EXHIBIT A annexed hereto and warrants (the "WARRANTS") to purchase 282,258 shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), in the form of EXHIBIT B annexed hereto; and

              WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form of EXHIBIT C annexed hereto (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

              NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:

                                   ARTICLE I.

                PURCHASE AND SALE OF THE DEBENTURES AND WARRANTS

    1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company on the Closing Date (as defined below), the principal amount of Debentures as set forth for such Purchaser on SCHEDULE I.

    1.2  CLOSING.

              a. THE CLOSING. The closing of the purchase and sale of the Debentures and the issuance of the Warrants (the "CLOSING") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof, or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "CLOSING DATE"). At the Closing:

Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on SCHEDULE I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

The Company shall deliver to each Purchaser a Debenture(s) in the form of EXHIBIT A hereto representing the principal amount of Debentures purchased by such Purchaser as set forth on SCHEDULE I hereto;

The Company shall deliver to each Purchaser a Warrant, in the form of EXHIBIT B hereto, representing the right to acquire the number of shares of Common Stock as set forth on SCHEDULE I hereto; and

The parties shall execute and deliver each of the documents referred to in
Section 4.1 hereof.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

    2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the Purchasers. Any information disclosed in any Schedule hereto shall be deemed to have been disclosed in all Schedules hereto.

              a. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on SCHEDULE 2.1(a), the Company has no subsidiaries (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole or (z) impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "MATERIAL ADVERSE EFFECT").

              b. AUTHORIZATION; ENFORCEMENT. Subject to the receipt of written waiver of the Notice of the Special Meeting of the Board of Directors of the Company held on January 10, 2000: (i) the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Debentures, the Warrants and the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS"), and otherwise to carry out its obligations hereunder and thereunder, (ii) the execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders, and (iii) each of this Agreement and the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.

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              c.  CAPITALIZATION.  As of the date hereof, the authorized capital stock of the Company is as set forth in SCHEDULE 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in the SEC Documents or on SCHEDULE 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries,
(vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Debentures or Warrants, or upon the conversion of the Debentures or exercise of the Warrants, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements, or any similar plan or agreement and
(viii) except as specifically disclosed in the SEC Documents (as defined in Section 2.1(k) hereof), to the knowledge of the Company, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

              d. AUTHORIZATION, VALIDITY AND ISSUANCE OF SHARES. The shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (collectively, the "UNDERLYING SHARES") are and will at all times hereafter continue to be duly authorized and reserved for issuance and the shares of Common Stock issued upon conversion of the Debentures (the "DEBENTURE SHARES") and exercise of the Warrants (the "WARRANT SHARES") will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances created by the Purchasers (collectively, "LIENS") and will not be subject to any preemptive or similar rights.

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              e.  NO CONFLICTS.  The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not
(i) conflict with or violate any provision of the Company's Certificate of Incorporation as amended and in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), the Company's Bylaws, as in effect on the date hereof (the "BYLAWS") or other organizational documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a breach or a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any Subsidiary is bound or affected; except in each case where such occurrence could not reasonably be expected to result in a Material Adverse Effect.

              f.  CONSENTS AND APPROVALS.  Except as set forth on
SCHEDULE 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration
Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the National Market System of Nasdaq Stock Market ("NASDAQ") for the listing of the Underlying Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), which shall be filed in accordance with, and in the time periods set forth in, Section
3.6(b) hereof, and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on SCHEDULE 2.1(f), the "REQUIRED APPROVALS").

              g. LITIGATION; PROCEEDINGS. Except as set forth in the SEC Documents or on SCHEDULE 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              h. NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject or (iv) is in any material violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents such that any right of a holder of the Debentures would be affected. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Material Adverse Effect.

              i. DISCLOSURE; ABSENCE OF CERTAIN CHANGES. None of this Agreement, the Schedules to this Agreement, the Transaction Documents or any other written information, report, financial statement, exhibit, schedule or document furnished by or on behalf of the Company in connection with the negotiation of the transactions contemplated hereby contained at the time it was so furnished or now contains any untrue statement of a material fact or omitted at such time or now omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on SCHEDULE 2.1(i) or in SEC Documents filed on EDGAR at least five business days prior to the date hereof, since September 30, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

              j. PRIVATE OFFERING. The Company and all Persons acting on its behalf have not made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares or the issuance of such securities under the Securities Act. The offer, sale and issuance of the Debentures, the Warrants, the Debenture Shares and the Warrant Shares to the Purchasers will not be integrated with any other offer, sale and issuance of the Company's securities (past, current, or future) under the Securities Act in a manner that would require the registration under the Securities Act of the sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares to any purchaser. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in
Section 2.2 hereof, the offer, sale and issuance by the Company to the Purchasers of the Debentures, the Warrants and the Underlying Shares are exempt from the registration requirements of the Securities Act.

              k. SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC DOCUMENTS"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

              l. INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an affiliate (an "AFFILIATE") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              m. BROKER'S FEES. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth in SCHEDULE 2.1(m). The Company has not entered into any agreement or undertaken any obligation whereby the Purchasers shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

              n. FORM S-3 ELIGIBILITY. The Company is, and at the Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.


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              o.  LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE.  The
principal market on which the Common Stock is currently traded is Nasdaq. Except as disclosed on SCHEDULE 2.1(o), the Company has not in the two years preceding the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably be expected to lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company is and will be in compliance with all such maintenance requirements.

              p. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own, possess, or have the right to acquire adequate rights or licenses to use all material trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are reasonably necessary for use in connection with their respective businesses as now conducted and as described in the SEC Documents, except for such Intellectual Property Rights as the Company could acquire with commercially reasonable efforts. Except as set forth in the SEC Documents or on SCHEDULE 2.1(p), none of the Company's Intellectual Property Rights reasonably necessary for use in connection with the Company's business as now conducted has expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Neither the Company nor any of its Subsidiaries has infringed or is infringing on any of the Intellectual Property Rights of any Person and, except as set forth in the SEC Documents or on SCHEDULE 2.1(p), there is no claim, action or proceeding which has been made or brought or alleged against, or to the Company's knowledge, is being made, brought or threatened against, the Company or its Subsidiaries regarding the infringement of any of the Intellectual Property Rights, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their material intellectual properties.

              q. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are satisfactory. Except as set forth on
SCHEDULE 2.1(q), since September 30, 1999 no executive officer (as defined in Rule 501(f) under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

              r. REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 2.1(r) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

              s. TITLE. Except as disclosed on SCHEDULE 2.1(s), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company's best knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

              t. PERMITS. The Company and each of its Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except such permits as the Company could obtain within 60 days or where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and there is no proceeding pending, or, to the knowledge of the Company, threatened, relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

              u. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

              v.  TAX STATUS; FIRPTA.  Except as set forth on
SCHEDULE 2.1(w), the Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (which are set forth on SCHEDULE 2.1(w) hereof), and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

              w. TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents or on SCHEDULE 2.1(x), and other than the granting of stock options and documents disclosed on SCHEDULE 2.1(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner that is required to be disclosed in the SEC Documents.

              x. APPLICATION TO TAKEOVER PROTECTION. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the laws of the state of incorporation which is or could become applicable to the Purchasers or the Transaction Documents as a result of the transactions contemplated by this Agreement or the Transaction Documents.
To the best of the Company's knowledge (based solely upon reports under Section 13 of the Exchange Act filed with respect to the Company's Common Stock and relying on the accuracy of the Purchasers' representations under
Section 2.2 hereof), none of the transactions contemplated by this Agreement or the Transaction Documents, including the conversion of the Debentures and the exercise of the Warrants, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

              y.  ENVIRONMENTAL LAWS.  Except as set forth on
SCHEDULE 2.1(z), the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals except where the failure of any of the foregoing would not result in a Material Adverse Effect.

              z. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated (or is in violation of) any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

              aa.  SOLICITATION MATERIALS.  The Company has not
(i) distributed any offering materials in connection with the offering and sale of the Debentures or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto and the materials listed on SCHEDULE 2.1(bb), or (ii) solicited any offer to buy or sell the Debentures or the Warrants by means of any form of general solicitation or advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Debentures or Warrants.

              bb. ACKNOWLEDGEMENT OF DILUTION. The Company acknowledges that its obligation to issue Debenture Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is unaffected by any dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

              cc. ACKNOWLEDGEMENT REGARDING PURCHASERS' PURCHASE OF DEBENTURES. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Debentures. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

              dd. SOLVENCY. Both before and after giving effect to the transactions contemplated by this Agreement, (i) the fair value of the Company's assets is greater than the sum of the Company's debts and (ii) the Company believes that it has the ability to pay its existing debts as they mature.

              ee. OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents, except for the term sheet letter, dated December 6, 1999 and as subsequently amended, which the parties acknowledge shall be terminated and of no force and effect upon the Closing.

    2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

              a. ORGANIZATION; AUTHORITY. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Debentures and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity, and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.

              b. INVESTMENT INTENT. Such Purchaser is acquiring the Debentures and the Warrants for its own account and not with a present view to or for distributing or reselling the Debentures, the Warrants, the Debenture Shares or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; PROVIDED, HOWEVER, that by making the representations herein, such Purchaser does not agree to hold any of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

              c. PURCHASER STATUS. At the time such Purchaser was offered the Debentures and the Warrants, and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures and the Warrants.

              d.  RELIANCE.  Such Purchaser understands and acknowledges that
(i) the Debentures and the Warrants are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

              e. INFORMATION. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section
2.1 above or representations and warranties of the Company contained in any other Transaction Document. Such Purchaser understands that its investment in the Debentures and Warrants involves a significant degree of risk.

              f. GOVERNMENTAL REVIEW. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Debentures or Warrants.

              g. RESIDENCY. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on SCHEDULE II hereto.

              h. Such Purchaser is not an Affiliate of, and is not acting in concert with or as a group (as defined in Rule 13d-3 under the Exchange Act) with, any reporting person set forth in Amendment No. 2 to Schedule 13D relating to the Company's Common Stock, filed on February 3, 1999 by, among others, White Rock Capital, Inc. and, to the best of such Purchaser's knowledge, upon the Closing, none of such persons will beneficially own any of the Debentures, Warrants or Underlying Shares.

         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III.

                                OTHER AGREEMENTS

    3.1  TRANSFER RESTRICTIONS.

              a. If any Purchaser should decide to dispose of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act ("RULE 144"). In connection with any transfer of any Debentures, Warrants, Debenture Shares or Warrant Shares other than pursuant to an effective registration statement, Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and such Affiliate transferee agrees in writing to be bound by the terms of this Agreement in which case the transferee shall have the rights of a Purchaser under this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Debentures, the Debenture Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act. Notwithstanding the foregoing or anything else contained herein to the contrary, the securities may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement; PROVIDED, HOWEVER, that any such pledge shall not affect the requirements of Section 3.1(b) below.

              b. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Debentures, the Warrants, the Debenture Shares and the Warrant Shares:

                   THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
              WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON DELIVERY OF AN OPINION OF COUNSEL THAT THE SECURITIES MAY BE TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

              Neither the Debentures, the Warrants, the Debenture Shares nor the Warrant Shares shall contain the legend set forth above (or any other legend) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Securities, Warrants, Debenture Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request and delivery of such certificate or certificates to the Company by such Purchaser, reissue to such Purchaser such certificate or certificates free of any legend.

              c. Each Purchaser agrees not to transfer any Debentures, Warrants, Debenture Shares or Warrant Shares in violation of the federal securities laws or the securities laws of any state.

    3.2 STOP TRANSFER INSTRUCTION. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

    3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns the Debentures, the Warrants, the Debenture Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and, unless filed by EDGAR, promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Purchasers with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. As long as any Purchaser owns the Debentures, the Warrants, the Debenture Shares or the Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company also agrees to send the following to each Purchaser prior to and during the Effectiveness Period (as defined in the Registration Rights Agreement) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. The Company will also include each holder in its distribution list for press releases by the Company or any of its Subsidiaries for dissemination in accordance with its general operating procedures. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the foregoing requirements. The Company further covenants that it will take such further action as may be legally required to enable any holder of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares to sell the Debentures, the Warrants, the Debenture Shares, or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1(b).

    3.4 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, during the Effectiveness Period (as defined in the Registration Rights Agreement) the Company shall (i) qualify the Debenture Shares and the Warrant Shares under the securities or "blue sky" laws of such jurisdictions as the Purchasers may request (or to obtain an exemption from such qualification), (ii) shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date and (iii) shall continue such qualification at all times through the resale of all Debenture Shares or Warrant Shares.

    3.5 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares to any Purchaser. Notwithstanding the foregoing, each Purchaser acknowledges that the Company may sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company, including the Common Stock, for consideration equal to or less than the current market value of such security.

    3.6 LISTING, REGISTRATION AND RESERVATION OF DEBENTURE SHARES AND WARRANT SHARES.

              a. The Company shall (i) not later than three (3) business days after the Closing Date prepare and file with Nasdaq an additional shares listing application or a letter acceptable to Nasdaq covering and listing 1,700,000 shares of Common Stock (the "REQUIRED MINIMUM SHARES"), (ii) take all commercially reasonable steps necessary to cause the Required Minimum Shares to be approved for listing on Nasdaq as soon as possible thereafter,
(iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Required Minimum Shares on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed), and (iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

              b. The number of shares of Common Stock initially included in the Initial Registration Statement (as defined in the Registration Rights Agreement) shall be the Required Minimum Shares.

              c. The Company at all times shall reserve the Required Minimum Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover the number of Debenture Shares and Warrant Shares issuable upon conversion of the outstanding Debentures and exercise of the outstanding Warrants (based on the Conversion Price (as defined in the Debenture) of the Debentures in effect from time to time and the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action reasonably necessary to authorize and reserve such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.6(c), in the case of an insufficient number of authorized shares, and using commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares.

    3.7  NOTICE OF BREACHES.

              a. The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date; provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

              b. Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary with respect to indebtedness in excess of $2,000,000 to the effect that the consummation of the transactions contemplated hereby and by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

              c. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

    3.8 FORM D. The Company agrees to file a Form D with respect to the Debentures and Warrants as required by Rule 506 under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.

    3.9  FUTURE FINANCINGS.

              a.  Except for issuance of (i) the Underlying Shares,
(ii) shares of Common Stock deemed to have been issued by the Company in connection with any plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant of the Company, (iii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in SCHEDULE 2.1(c) hereto,
(iv) shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person,
(v) shares of Common Stock issuable pursuant to any event for which an adjustment to the Conversion Price is required pursuant to Section 4.5 of the Debenture, (vi) any other shares of Common Stock issued for which the Company receives no consideration, or (vii) shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock issued in an offering registered under the Securities Act, if the Company agrees to issue shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock (the "NEW SECURITY") while any Debentures are outstanding (a "FUTURE FINANCING"), the Company shall provide to the Purchasers written notice of the Future Financing containing in reasonable detail (i) the proposed terms of the Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "FUTURE FINANCING NOTICE"). Upon receiving the Future Financing Notice, each Purchaser shall have the pro rata right (based on the principal amount of the Debentures held by such Purchaser relative to the aggregate principal amount of Debentures outstanding) to purchase, on the same terms as the Future Financing, that percentage of the New Securities equal to (i) the sum of (x) the number of shares of Common
Stock which may be purchased upon conversion by the amount of the then outstanding principal amount of such Purchaser's Security plus (y) the number of shares of Common Stock underlying the Purchaser's outstanding Warrants divided by (ii) the aggregate number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the issuance of the New
Securities. In the event the terms and conditions of a proposed Future
Financing are amended in any respect after delivery of the Future Financing Notice but prior to the closing of the proposed Future Financing to which such Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Financing and each Purchaser thereafter shall have an option during the two (2) Trading Day period following delivery of such new notice to purchase its pro rata share (in accordance with the terms hereof) of the New Securities being offered on the same terms as contemplated by such proposed Future Financing, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Financing. Those Purchasers desiring to purchase additional shares of Common Stock must notify the Company of their intention to do so within five (5) Trading Days after the Company has informed the Purchasers of their right to purchase additional shares of Common Stock. Within five (5) Trading Days of the termination of the final notice period, the transactions contemplated by this Section 3.9 shall close, subject to the completion of mutually satisfactory documentation, and the Company shall tender to each Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale; PROVIDED, HOWEVER, that each Purchaser, in lieu of providing cash as consideration for the purchase price, may retire all or a portion of the outstanding principal amount of and any interest owing on the Debentures as payment of the purchase price for the shares of Common Stock that it desires to purchase pursuant to this Section 3.9. "TRADING DAY" shall mean a day on which the Nasdaq (or in the event the Common Stock is not traded on Nasdaq, such other securities market on which the Common Stock is listed) is open for trading.

              b. Except as set forth in 3.9(a)(i)-(v) and 3.9(a)(vii) above, until such time as the Initial Registration Statement (as defined in the Registration Rights Agreement) shall be declared effective by the Securities and Exchange Commission the Company shall not offer any equity securities at a price lower than the Conversion Price (as defined in the Debenture).

    3.10 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Debentures and the exercise of the Warrants for capital expenditures; research and development; expansion of sales, customer support and marketing functions; working capital and possible strategic acquisitions.

    3.11 TRANSACTIONS WITH AFFILIATES. So long as any Debentures or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement involving more than $50,000 with any of its or any Subsidiary's officers, directors, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. "AFFILIATE" for purposes of this section only means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes of this section means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

    3.12 TRANSFER AGENT INSTRUCTIONS. At the Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Debenture Shares and/or the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in the form attached hereto as EXHIBIT F (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Debenture Shares and the Warrant Shares, prior to registration of the Debenture Shares and the Warrant Shares under the Securities Act) will be given by the Company to its transfer agent and that the Debentures, the Warrants, the Debenture Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the

Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer without the necessity of showing economic loss and without any bond or other security being required.

    3.13 ORDINARY COURSE BROKERAGE AND TRADING. Subject to compliance with all applicable securities laws and Nasdaq regulations, the Company acknowledges that the Purchasers may engage in ordinary course brokerage and trading activities in respect of the Company's Common Stock; PROVIDED that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company.

    3.14 COMMERCIALLY REASONABLE EFFORTS. Each of the parties hereto shall use all commercially reasonable efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.

    3.15 NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Debentures or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the General Corporation Law of the Stare of Delaware, if applicable, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the fifth (5th) day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue and be payable at the rate of 15% per annum in accordance with the Debentures.

    3.16 MATERIAL INFORMATION. The Company covenants that any information provided by the Company to the Purchasers and their agents or their counsel which could be deemed to constitute material non-public information will cease to be material non-public information (either through disclosure by the Company or otherwise) by the date on which the Initial Registration Statement (as defined in the Registration Rights Agreement) is declared effective.

                                  ARTICLE IV.

                                   CONDITIONS

    4.1  CLOSING CONDITIONS.

              a. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL. The obligation of the Company to sell the Debentures and the Warrants hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Closing, of each of the following conditions:

              i. ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made as though made at that time (except for representations and warranties that speak as of a specific date) and as of the Closing Date;

              ii. PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing; and

              iii. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

              b. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE. The obligation of each Purchaser hereunder to acquire and pay for the Debentures and Warrants is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, at or before the Closing, of each of the following conditions:

              i. ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made as though made at that time (except for representations and warranties that speak as of a specific date and as of the Closing Date);

              ii. PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

              iii. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

              iv. NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

              v. LISTING OF COMMON STOCK. The Common Stock shall have been at all times since the date hereof, and on the Closing Date shall be, listed for trading on Nasdaq;

              vi. REQUIRED APPROVALS. All Required Approvals shall have been obtained and copies thereof delivered to such Purchaser;

              vii. SHARES OF COMMON STOCK. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon conversion of the Debentures and the exercise of the Warrants;

              viii. CHANGE OF CONTROL. No Change of Control shall have occurred between the date hereof and the Closing Date. "CHANGE OF CONTROL" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, (iv) the Involuntary Termination of Samuel J. Wohlstadter or (vi) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) , (iii), (iv) or
(v). The term "Involuntary Termination" shall mean any termination by the Board of Directors of Samuel J. Wohltstadter's employment as Chief Executive Officer of the Company except any termination by reason of death, disability, mutual agreement between Samuel J. Wohltstadter and the Board of Directors or where the Board of Directors, in the exercise of its fiduciary duties determines with the advice of counsel that the Involuntary Termination is necessary or advisable.

              ix. TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser; and

              x. RESOLUTIONS. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) (the "RESOLUTIONS").

              c. DOCUMENTS AND CERTIFICATES. At the Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

              i. OPINION. An opinion of the Company's legal counsel in the form attached hereto as EXHIBIT D dated as of the Closing Date;

              ii. SECURITY. A Security(ies) representing the principal amount of Debentures purchased by such Purchaser as set forth next to such Purchaser's name on SCHEDULE I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

              iii. WARRANT. A Warrant(s) representing the Warrants purchased by such Purchaser as set forth next to such Purchaser's name on
SCHEDULE I, registered in the name of such Purchaser;

              iv. REGISTRATION RIGHTS. The Company shall have executed and delivered the Registration Rights Agreement;

              v. OFFICER'S CERTIFICATE. An Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date;

              vi. SECRETARY'S CERTIFICATE. A Secretary's Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of the By-laws of the Company, as in effect on the Closing Date and (C) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

              vii. CERTIFICATES OF INCORPORATION. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date;

              viii. TRANSFER AGENT LETTER. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date;

              ix. LOCKUP LETTERS. Chief Executive Officer, Samuel J. Wohlstadter shall have delivered to the Purchasers a letter in the form of Exhibit E hereto pursuant to which he agrees not to offer or sell shares of Common Stock he beneficially owns under certain circumstances as set forth in such letter; and

              x. OTHER DOCUMENTS. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or its counsel may reasonably request.

                                   ARTICLE V.

                                 INDEMNIFICATION

    5.1  INDEMNIFICATION.

              a. In addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its past and present Affiliates and their successors and assigns (in accordance with the provisions of Section 6.5 hereof), each other permitted transferee of the Debentures and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by the Company in this Agreement or in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made or threatened, other than by the Company, against such Indemnitee and arising out of or resulting from
(i) the execution, delivery, registration, performance or enforcement of this Agreement or the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or Warrants or (iii) solely the status of such Purchasers or holder of the Debentures, the Debenture Shares, the Warrants or the Warrant Shares as an investor in the Company. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

              b. All fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) of the Indemnitees shall be paid to the Indemnitees as incurred, within ten (10) Business Days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnitee is not entitled to indemnification hereunder; PROVIDED, that the Company may require such Indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder).

                                   ARTICLE VI.

                                  MISCELLANEOUS

              6.1 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

              6.2 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:30 p.m. EST where such notice is received) or the first business day following such delivery (if received after 5:30 p.m. EST where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service; provided that confirmation of the delivery is generated and kept on file by the sending party, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                   If to the Company:

                           IGEN International, Inc.
                           16020 Industrial Drive
                           Gaithersburg, MD 20877
                           Attn:    Mr. George V. Migausky
                           Tel:     301-869-9800
                           Fax:     301-208-3798

                   With a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, DC 20037
                           Attn:    Meredith B. Cross, Esq.
                           Tel:     202-663-6000
                           Fax:     202-663-6363

                   If to Brown Simpson Strategic Growth Fund, Ltd. to:

                           152 West 57th Street, 40th Floor
                           New York, New York  10029
                           Telephone:  (212) 247-8200
                           Facsimile:   (212) 247-1329
                           Attention:  Peter Greene

                   If to Brown Simpson Strategic Growth Fund, L.P. to:

                           152 West 57th Street, 40th Floor
                           New York, New York  10029
                           Telephone:  (212) 247-8200
                           Facsimile:   (212) 247-1329
                           Attention:  Peter Greene

                   With a copy, in the case of Notice to Brown Simpson Strategic Growth Fund, Ltd. or Brown Simpson Strategic Growth Fund, L.P., to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Telephone:  (212) 872-1000
                           Facsimile:  (212) 872-1002
                           Attention:  James Kaye

                   If to LBI Group Inc. to:
                           c/o Lehman Brothers, Inc.
                           3 World Financial Center
                           New York, New York  10285
                           Telephone:  (212) 526-7255
                           Facsimile:  (212) 526-2198
                           Attention:  Steve Weinstein

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

    6.3 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

    6.4 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    6.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided, that such assignment is in accordance with Section 3.1 hereof and that any assignees must make the representations and warranties set forth in
Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement and the other Transaction Documents.

    6.6 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

    6.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, except with respect to matters mandatorily governed by the Delaware General Corporation Law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

    6.8 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in
Section 5, shall survive the Closing and any conversion of the Debentures or exercise of the Warrants regardless of any investigation made by or on behalf of the such Purchaser or by or on behalf of the Company until the expiration of the Effectiveness Period (as defined in the Registration Rights Agreement). This section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

    6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

    6.10 PUBLICITY. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

    6.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

    6.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers may be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence.

    6.13 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. The Company and each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

    6.14 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

    6.15 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    6.16 FEES AND EXPENSES. Except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchasers acknowledge that the Company has paid an aggregate fee of $45,000 to the Purchasers. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debenture Shares and the Warrant Shares pursuant hereto.

              IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                  IGEN INTERNATIONAL, INC.

                                  By: /s/ Samuel J. Wohlstadter
                                     ---------------------------
                                     Name: Samuel J. Wohlstadter
                                     Title: Chief Executive Officer

                                  BROWN SIMPSON STRATEGIC
                                  GROWTH FUND, LTD.

                                  By:  Brown Simpson Asset Management, LLC

                                  By: /s/ Evan Levine
                                     ---------------------------
                                     Name: Evan Levine
                                     Title: Principal


                                  BROWN SIMPSON STRATEGIC
                                  GROWTH FUND, L.P.

                                  By:  Brown Simpson Capital, LLC
                                        its general partner

                                  By: /s/ Evan Levine
                                     ---------------------------
                                     Name: Evan Levine
                                     Title: Principal


                                  LBI GROUP INC.

                                  By: /s/ Steven Berkenfeld
                                     ---------------------------
                                     Name: Steven Berkenfeld
                                     Title: Senior Vice President

                                   SCHEDULE I



                             Principal Amount of        Debenture Shares  Warrant Shares
Name of Purchaser         Securities At Closing Date    At Closing Date   At Closing Date
-----------------         --------------------------    ---------------   ---------------
Brown Simpson Strategic          $9,000,000                290,322.6          72,581
Growth Fund, L.P.

Brown Simpson Strategic         $16,000,000                  516,129         129,032
Growth Fund, Ltd.

LBI Group Inc.                  $10,000,000                322,580.6          80,645


                                   SCHEDULE II

Name of Purchaser                                            Address
-----------------                                            -------

Brown Simpson Strategic Growth Fund, Ltd.    152 West 57th Street, 40th Floor
                                             New York, New York 10019
                                             Attn: Peter Greene
                                             Fax: (212) 247-1329
                                             Residence: Grand Cayman,
                                              Cayman Islands

Brown Simpson Strategic Growth Fund, L.P.    152 West 57th Street, 40th Floor
                                             New York, New York 10019
                                             Attn: Peter Greene
                                             Fax: (212) 247-1329
                                             Residence: New York, New York

LBI Group Inc.                               c/o Lehman Brothers, Inc.
                                             3 World Financial Center
                                             New York, New York  10285
                                             Attention:  Steve Weinstein
                                             Facsimile:  (212) 526-2198

                                                                       EXHIBIT A

                     5% SUBORDINATED CONVERTIBLE DEBENTURES

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE DEBENTURES AND THE SECURITIES REPRESENTED BY THIS DEBENTURE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER.

No. __                                                             $__________

                            IGEN INTERNATIONAL, INC.
                     5% SUBORDINATED CONVERTIBLE DEBENTURES
                              DUE JANUARY 11, 2005

                  IGEN International, Inc., a Delaware corporation (the "COMPANY"), for value received hereby promises to pay to ___________ or its registered assigns ("HOLDER") the principal amount of ______ Dollars ($________) at the Company's office or agency for said purpose in New York, New York on January 11, 2005 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the address of the Holder (as defined herein) last appearing on the Register (as defined herein).

                  This Debenture is one of a duly authorized issue of 5% Subordinated Convertible Debentures, due January 11, 2005 of the Company (the "DEBENTURE") issued pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of January 11, 2005, by and among the Company and the Purchasers listed on Schedule I thereto. The Debentures are subject to the terms and conditions of the Purchase Agreement. A Holder may transfer Debentures only in accordance with the Purchase Agreement and the provisions hereof. The Company agrees to issue from time to time replacement Debentures in the form hereof to facilitate any transfers and assignments as are made consistent with the terms hereof and of the Purchase Agreement. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to issue replacement Debentures for securities which have been lost, stolen, mutilated or destroyed as set forth below.

                  The Company shall keep at its principal office a register (the "REGISTER") in which shall be entered the names and addresses of the registered holders of the Debentures and particulars of the respective Debentures held by them and of all transfers of such Debentures.

References to the "HOLDER" or "HOLDERS" shall mean the Person listed in the Register as the payee of any Debenture unless the payee shall have presented such Debenture to the Company for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The ownership of the Debentures shall be proven by the Register, absent manifest error. For the purpose of paying interest and principal on the Debentures, the Company shall be entitled to rely on the names and addresses in the Register.

                  No provision of this Debenture shall alter or impair the obligations of the Company to pay the principal of and interest on this Debenture at the place, times, rate, and in the currency, herein prescribed.

                  The principal of this Debenture shall bear interest at the rate of 5% per annum (the "INTEREST RATE") from the later of January 11, 2000 or the most recent Interest Payment Date on which interest has been paid on this Debenture and shall be payable semi-annually in arrears on January 15 and July 15 of each year (an "INTEREST PAYMENT DATE"), commencing on July 15, 2000, to the Holder hereof until the principal amount is paid or made available for payment. The interest so payable on any Interest Payment Date will be paid in cash or an equivalent value of the Company's Common Stock calculated based upon the Average Price (as defined herein) as of such Interest Payment Date, at the Company's option, subject to certain conditions contained herein, to the Holder of this Debenture at the close of business on the Record Date for the interest payable on such Interest Payment Date. The "RECORD DATE" for any interest payment is the close of business on December 31 or June 30, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such Interest is payable.

                  Any amounts that have become due and payable hereunder and remain unpaid by the Company after expiration of any applicable grace period for such payment provided herein shall accrue interest thereafter until payment in full of such amount at the rate of fifteen percent (15%) (the "DEFAULT RATE") per annum and shall be payable upon demand by the Holder.

                  Interest, whether at the Interest Rate or the Default Rate, will be computed on the basis of a fraction, the denominator of which is 365 (or 366 for any leap year) and the numerator of which is the actual number of days elapsed from the date such interest begins to accrue, in the case of the Interest Rate, or becomes due and payable, in the case of the Default Rate.

                  Each of the Interest Rate and the Default Rate shall be effective both before and after any judgment may be rendered in a court of competent jurisdiction, PROVIDED, HOWEVER, that if the Default Rate is deemed to be in excess of the amount permitted to be charged by the Company under applicable laws, the Holder shall be entitled to collect a Default Rate, as the case may be, only at the highest rate permitted by law, and any interest collected by the Holder in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Debenture and shall be so applied.

                  The principal of, and interest on, this Debenture are payable in coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, at the address of the Holder last appearing on the Register (in the case of interest, as of the Record Date), except that interest due on the principal amount, (but not interest overdue for more than five days), may, at the Company's option be paid in shares of Common Stock calculated based upon the Average Price (as defined herein) as of the applicable Interest Payment Date. It shall be assumed that the Company shall elect to make all payments of interest in cash unless the Company shall have given written notice to each Holder not less than five (5) days prior to the applicable Interest Payment Date of its intention to pay such interest in shares of Common Stock. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of the interest on principal if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all other purposes is insufficient to pay interest hereunder in shares of Common Stock or there is an insufficient number of authorized shares of Common Stock reserved (pursuant to Section 3.6(b) of the Purchase Agreement) for issue for full conversion of all of the Debentures issued pursuant to the Purchase Agreement; (ii) such shares are not either registered for resale pursuant to the Registration Statement (as defined in the Registration Rights Agreement (as defined herein)) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance reasonably acceptable to the Holder and the transfer agent for such shares, subject to receipt by the Company and such counsel of a representation from such Holder that it is not an Affiliate of the Company for purposes of Rule 144 promulgated under the Securities Act; (iii) such shares are not listed or quoted on the Nasdaq (as defined herein) or a Subsequent Market (as defined herein); (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock as determined in accordance with Section 4.7 hereof; or (v) an Event of Default has occurred and is continuing or an event that, with the passage of time or giving of notice or both would constitute an Event of Default, has occurred and is continuing.

                                   ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided) for all purposes of this Debenture shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles (as defined herein). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement. The terms defined in this Section 1.1 include the plural as well as the singular.

                  "ACCELERATION NOTICE" has the meaning set forth in Section
3.1.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "APPRAISER" shall mean a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.

                  "AUTHORIZATION DATE" has the meaning set forth in Section 4.9.

                  "AVERAGE PRICE" on any date means (x) the sum of the Per Share Market Value for the ten (10) Trading Days immediately preceding such date minus
(y) the highest and lowest Per Share Market Value during the ten (10) Trading Days immediately preceding such date, divided by (z) eight (8).

                  "BOARD OF DIRECTORS" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Original Issue Date, including, without limitation, all Common Stock and all Preferred Stock.

                  "CHANGE OF CONTROL" means the occurrence of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, (iv) the Involuntary Termination of Samuel J. Wohlstadter or (vi) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) , (iii), (iv) or
(v). The term "Involuntary Termination" shall mean any termination by the Board of Directors of Samuel J. Wohltstadter's employment as Chief Executive Officer of the Company except any termination by reason of death, disability, mutual agreement between Samuel J. Wohltstadter and the Board of Directors or where the Board of Directors, in the exercise of its fiduciary duties determines with the advice of counsel that the Involuntary Termination is necessary or advisable.

                  "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

                  "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company.

                  "COMPANY" means IGEN International, Inc.

                  "CONVERSION DATE" has the meaning set forth in Section 4.4(a).

                  "CONVERSION DEFAULT" has the meaning set forth in Section 4.9.

                  "CONVERSION DEFAULT DATE" has the meaning set forth in Section 4.9.

                  "CONVERSION DEFAULT PAYMENTS" has the meaning set forth in
Section 4.9.

                  "CONVERSION EVENT" has the meaning set forth in Section 4.6.

                  "CONVERSION PRICE" has the meaning set forth in Section 4.2.

                  "DEBT" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the fair market value of such asset, (vii) all Debt of others guaranteed by such Person, and (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

                  "DEBENTURE" or "DEBENTURES" has the meaning set forth in the second paragraph hereof.

                  "DEBENTURE SHARES" means the shares of Common Stock issuable upon conversion of the Debentures.

                  "DEFAULT RATE" has the meaning set forth in the preamble hereof.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 3.1.

                  "EXCESS AMOUNT" has the meaning set forth in Section 4.9.

                  "EXCESS PRINCIPAL" has the meaning set forth in Section 4.14.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FIRST CONVERSION NOTICE" has the meaning set forth in Section 3.1(k).

                  "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, at the Closing Date, United States generally accepted accounting principles, consistently applied.

                  "HOLDER" means the registered holder of any Debenture.

                  "INCURRENCE" means the incurrence, creation, assumption or in any other manner becoming liable with respect to, or the extension of the maturity of or becoming responsible for the payment of, any Debt. "Incur" shall have a comparable meaning.

                  "INTEREST PAYMENT DATE" has the meaning set forth in the preamble hereof.

                  "INTEREST RATE" has the meaning set forth in the preamble hereof.

                  "ISSUABLE MAXIMUM" has the meaning set forth in Section 4.14.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Debenture, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "MANDATORY PREPAYMENT AMOUNT" for any Debenture means, at the option of the Holder (i) the sum of (x) 100% of the principal amount of the Debenture to be prepaid and (y) all other amounts, costs, interest, expenses due in respect of such principal amount or (ii) in the case of an Event of Default pursuant to Sections 3.1(i) or (k) hereof, the sum of (x) the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, divided by either of the lesser of the Conversion Price or the Average Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Per Share Market Value on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, and (y) all other amounts, costs and interest due in respect of such principal amount; PROVIDED, HOWEVER, that in the event of the failure of the Company to have the Initial Registration Statement declared effective by the Securities and Exchange Commission by the Effectiveness Date (as defined in the Registration Rights Agreement) the Mandatory Prepayment Amount shall be solely payable pursuant to subsection (i) hereof if (a) such failure is due solely to delays caused by comments the Company received from the Securities and Exchange Commission and (b) the Company responds to such comments in a commercially reasonable manner within twenty (20) Business Days after the receipt thereof and otherwise complies with the terms and conditions of the Registration Rights Agreement; provided further that in the case of an Event of Default pursuant to
Section 3.1(i) hereof, the Mandatory Prepayment amount shall be solely payable pursuant to subsection (i) hereof if the Company has taken all commercially reasonable steps to obtain or maintain the effectiveness of the Registration Statement.

                  "MATERIAL ADVERSE EFFECT" has the meaning set forth in the Purchase Agreement.

                  "MATURITY DATE" means the date on which the principal of a Debenture becomes due and payable as herein provided, whether on the Stated Maturity Date or pursuant to acceleration upon an Event of Default.

                  "NASDAQ" means the Nasdaq National Market.

                  "NOTICE OF COMPANY REDEMPTION" has the meaning set forth in
Section 5.2.

                  "NOTICE OF CONVERSION" has the meaning set forth in Section
4.2.

                  "ORIGINAL ISSUE DATE" means January 11, 2000.

                  "OPTIONAL REDEMPTION" has the meaning set forth in Section
5.1.

                  "PAYMENT BLOCKAGE NOTICE" has the meaning set forth in Section 6.2.

                  "PER SHARE MARKET VALUE" means (i) the closing bid price per share of the Common Stock on such date on the National Market System of the Nasdaq or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Debenture; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and PROVIDED, FURTHER that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

                  "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Debenture, and includes, without limitation, all classes and series of preferred or preference stock.

                  "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under generally accepted accounting principles.

                  "PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of January 11, 2000, by and among the Company and the Purchasers.

                  "PURCHASE PRICE" means, with respect to any security, the purchase price paid to the Company upon issuance of such security.

                  "PURCHASERS" has the meaning ascribed thereto in the Purchase Agreement.

                  "REDEMPTION DATE" has the meaning set forth in Section 5.2.

                  "REDEMPTION PRICE" has the meaning set forth in Section 5.1.

                  "REGISTER" has the meaning set forth in the third paragraph hereof.

                  "REGISTRATION RIGHTS AGREEMENT" means that Registration Rights Agreement dated as of January 11, 2000, by and among the Company and the Purchasers.

                  "RESERVED AMOUNT" has the meaning set forth in Section 4.9.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR INDEBTEDNESS" has the meaning as set forth in Section 6.1.

                  "SENIOR LENDER" has the meaning as set forth in Section 6.1.

                  "SHAREHOLDER APPROVAL" has the meaning set forth in Section 4.14.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory conversion provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

                  "STATED MATURITY DATE" means  January 11, 2005.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "SUBSEQUENT MARKET" means the New York Stock Exchange, American Stock Exchange or Nasdaq Smallcap Market.

                  "TRADING DAY" means a day on which the Common Stock is traded on Nasdaq or, if the Common Stock is not then designated on Nasdaq, on such Subsequent Market on which the Common Stock is then listed or quoted.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants.

                  "VOID REDEMPTION NOTICE" has the meaning set forth in Section 5.3.

                  "WARRANTS" has the meaning set forth in the Purchase
Agreement.

                                   ARTICLE II

                             PAYMENT; THE SECURITIES

         2.1 PAYMENT OF PRINCIPAL AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal, interest and interest on overdue principal (in the case of interest accrued, at the Default Rate, to the extent enforceable under applicable law), with respect to each of the Debentures at the place or places, at the respective times and in the manner provided in the Debentures.

         2.2 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN DEBENTURES. In case any Debenture shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company shall execute and deliver a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Debenture. In every case the applicant for a substitute Debenture shall furnish to the Company such security or indemnity as it may reasonably require to indemnify and defend and to save it harmless and, in every case of destruction, loss or theft evidence to the Company's satisfaction of the apparent destruction, loss or theft of such Debenture and of the ownership thereof.

                  Upon the issuance of any substitute Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature, or has been called for redemption in full, or is being surrendered for conversion in full shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, with the holder's consent, pay or authorize the payment or conversion of the same (without surrender thereof except in the case of a mutilated or defaced Debenture), if the applicant for such payment shall furnish to the Company such security or indemnity as it may reasonably require to save it harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company evidence to the Company's reasonable satisfaction of the apparent destruction, loss or theft of such Debenture and of the ownership thereof.

                  Every substitute Debenture issued pursuant to the provisions of this Section by virtue of the fact that any Debenture is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Debenture shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Debenture equally and proportionately with any and all other Debentures duly authenticated and delivered hereunder. All Debentures shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced, or apparently destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         2.3 CANCELLATION OF DEBENTURES; DESTRUCTION THEREOF. All Debentures surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Company for cancellation, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Debenture. The Company shall destroy canceled Debentures held by it and deliver a certificate of destruction to the Holder, if requested. If the Company shall acquire any of the Debentures, such acquisition alone shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until such indebtedness is satisfied.

                                  ARTICLE III

                                    DEFAULTS

         3.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following events ("EVENTS OF DEFAULT") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

         a. default in the payment of (i) interest on any of the Debentures, which default shall not have been cured within fifteen (15) Business Days following the applicable Interest Payment Date or (ii) the principal of any Debenture, with respect to each of (i) and (ii) as and when the same shall become due and payable either at maturity, upon any redemption or conversion or otherwise; or

         b. failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company (or the making by the Company of any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) contained in this Debenture (other than the failure to issue shares of Common Stock upon conversion because of the Company's non-compliance with applicable Nasdaq rules, in which case Section 4.14 shall be the sole exclusive remedy of the Holder) the Purchase Agreement or the Registration Rights Agreement for a period of fifteen
(15) Business Days (other than with respect to an announcement, statement or threat) after the earlier of (x) the date on which any officer of the Company shall have obtained actual knowledge of such failure (or such announcement, statement or threat) or (y) the date on which written notice thereof has been given to the Company by the Holder; or

         c. there shall have occurred with respect to any issue or issues of Debt of the Company and/or one or more Subsidiaries having an outstanding principal amount of $2,000,000 or more in the aggregate for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, an event of default which has caused the holder thereof to declare such Debt to be due and payable prior to its stated maturity and such Debt has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within twenty (20) Business Days of such acceleration; or

         d. one or more judgments or orders for the payment of money shall be rendered against the Company or any Subsidiary of the Company in excess of $5,000,000 in the aggregate (treating any deductibles, self insurance or retention as not so covered) which judgments or orders are not discharged and remain outstanding for a period of thirty (30) consecutive days following entry of the judgment or order which causes the aggregate amount described above to exceed $5,000,000 in which period a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         e. a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Subsidiaries or for any substantial part of the property of the Company or any of its Subsidiaries or ordering the winding up or liquidation of the affairs of the Company or any of its Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

         f. the Company or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Subsidiaries or for any substantial part of the property of the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall make any general assignment for the benefit of creditors; or

         g. any representation or warranty made by the Company in the Purchase Agreement shall prove to have been incorrect in any material respect when made; or

         h. the Common Stock shall be delisted from Nasdaq (or a Subsequent Market, if applicable) or shall be suspended from trading on Nasdaq without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted, as the case may be, within fifteen (15) Business Days; or

         i. a Registration Statement for the Underlying Shares shall not have been declared effective by the Securities and Exchange Commission on or prior to the 245th day after the Effectiveness Date (as defined in the Registration Rights Agreement) or after its initial effectiveness at any time during the Effectiveness Period (as defined in the Registration Rights Agreement), such Registration Statement lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period excluding
(i) any Black-Out Period (as defined in the Registration Rights Agreement) and
(2) any period during which an Objection (as defined in the Registration Rights Agreement) has been made; or

         j. a Change of Control shall occur and the obligations of the Company under this Debenture shall not have been (i) fully assumed by the controlling entity that is a publicly traded corporation whose common stock or other voting securities is listed for trading on the Nasdaq or a Subsequent Market or (ii) otherwise been fully discharged or accounted; or

         k. the Company shall fail to issue shares of Common Stock within twelve (12) Trading Days after the Holder delivers a Notice of Conversion (the "First Conversion Notice") pursuant to Section 4.2 hereof, provided that a second Notice of Conversion is delivered by such Holder at least (5) Trading Days after the First Conversion Notice by a different method of delivery than the First Conversion Notice, other than (i) the failure to issue shares of Common Stock because of the Company's non-compliance with applicable Nasdaq rules, in which case Section 4.14 shall be the sole and exclusive remedy of Holder or (ii) in accordance with Section 4.7 of this Debenture;

then, in each and every such case (other than an Event of Default specified in Section 3.1(e) or 3.1(f) hereof), unless the principal shall have already become due and payable, by notice in writing to the Company (the "ACCELERATION NOTICE"), a Holder may declare the entire principal amount of the Debentures owned by such Holder and any interest accrued thereon (and, in lieu thereof, the aggregate amounts described below) to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Section 3.1(e) or 3.1(f) occurs, the principal of and any accrued interest on the Debentures (and, in lieu thereof, the aggregate amounts described below) shall become and be immediately due and payable without any declaration or other act on the part of any Holder.

                  The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount and (ii) the Holder's reasonable costs of collection. The Mandatory Prepayment Amount shall be paid in cash unless the Company determines in good faith that it does not have sufficient funds to pay such amounts in cash, in which case the Mandatory Prepayment Amount shall be paid in that number of shares of Common Stock equal to (i) the Mandatory Prepayment Amount divided by (ii) the lesser of the Conversion Price or the Average Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full.

                  For purposes of this Section 3.1, the principal amount of the Debentures shall be treated as outstanding until such date as the Holder shall have been issued Debenture Shares upon a conversion (or attempted conversion) thereof. Interest shall accrue on the Mandatory Prepayment Amount hereunder from the day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the Default Rate, accruing daily from the date of conversion until such amount, plus any interest thereon, if any, is paid in full. Upon payment of the Mandatory Prepayment Amount pursuant to this
Section 3.1, the Debt evidenced by the Debentures shall be paid in full, retired and extinguished. Within five (5) Business Days of receipt by the Holder of payments of amounts due to the Holder, the Holder shall return the Debentures to the Company. In the event of acceleration relating to the occurrence of an Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any demand for payment may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  Upon delivery of any Acceleration Notice to the Company, the Company shall provide a copy of such notice to the other Holders, if any, within three (3) Business Days of the

Company's receipt thereof. Failure to deliver such notice shall not affect the validity of the notice delivered by the Holders in accordance with the provisions referred to above.

         3.2 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Debentures or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                                   ARTICLE IV

                              EXCHANGE; CONVERSION

         4.1 RIGHT OF HOLDERS TO EXCHANGE DEBENTURES. Subject to and upon compliance with the provisions of this Section, this Debenture is exchangeable for an equal principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same; PROVIDED, HOWEVER, that no exchanges, transfers or assignments shall be made for Debentures in denominations of less than $2,500,000, and PROVIDED FURTHER that no conversions shall be made for an aggregate principal amount of less than $775,000. No service charge will be made for such registration of transfer or exchange.

         4.2      RIGHTS OF HOLDERS TO CONVERT DEBENTURES INTO COMMON STOCK.

         a. Subject to the requirements of Rule 4460(i)(1)(D) of the Nasdaq National Market and upon compliance with the provisions of this Section, all or any portion of the principal amount of this Debenture, or any portion thereof (and any accrued but unpaid interest thereon, subject to Section 4.3 hereof), at any time from the date hereof to the close of business on the Maturity Date, may be converted by the Holder into duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock at a price per share equal to $ 31 (the "CONVERSION PRICE").

         b. If an adjustment in the Conversion Price and, if applicable, a change in the securities or other property issuable upon conversion has taken place pursuant to Article III or IV hereof, then the conversion described in
Section 4.2(a) shall be at the applicable Conversion Price and in such securities or other property as so adjusted. The Holder desiring to make a conversion shall deliver to the Company, at any time during usual business hours at the Company's offices, or, at the Purchaser's option, to the Company's transfer agent, during its usual business hours, a written notice of election to convert as provided in the form attached hereto as

EXHIBIT A (a "NOTICE OF CONVERSION"), accompanied, if required, by this Debenture or the Debentures, the principal amount of which is to be converted.

         4.3 ADJUSTMENT FOR DIVIDENDS. No payment or adjustment in respect of this Debenture will be made for dividends on any Common Stock except as provided herein. On conversion of all or any portion or this Debenture, any accrued and unpaid interest attributable to the portion of the principal amount of this Debenture being so converted shall not be canceled, extinguished or forfeited, but rather shall be paid in full to the Holder thereof, at the option of the Company (i) by the payment of an amount of shares of Common Stock valued at the Average Price equal thereto or (ii) by cash payment of such amount. If the Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

         4.4      ISSUANCE OF SHARES UPON CONVERSION.

         a. As promptly as practicable, but in any event no later than three (3) Trading Days after delivery of a Notice of Conversion (subject to the Company's compliance with the requirements of Rule 4460(i)(1)(D) of the Nasdaq National Market) and, if required, the surrender, as herein provided, of any Debenture or securities for conversion, the Company shall deliver or cause to be delivered to, or upon the written order of, the holder of the Debenture so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock, into which such Debenture or Debentures may be converted in accordance with the provisions of this Article IV. Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Company (the "CONVERSION DATE"), PROVIDED, THAT, if required, the Debenture or Debentures being converted shall promptly be delivered to the Company. The rights of the Holder of such Debenture or Debentures as a Holder (subject to the Company's satisfaction of its obligations hereunder with respect to such conversion) shall cease as of the Conversion Date with respect to the converted Debentures and the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Debenture or Debentures shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time. Subject to paragraph 4.4(b), in the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and deliver to the holder thereof, as requested by such holder, a new Debenture or securities of authorized denominations in aggregate principal amount equal to the unconverted portion of such Debenture. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties hereto agree that in the event that the Company fails to deliver the shares of Common Stock required to be issued upon the conversion of such Debenture or Debentures pursuant to this Section 4.4 within two Trading Days after the three (3) Trading Day period referred above, the Company shall pay to the Holder upon demand an amount of cash (at the Holder's option) equal to the product of (w) the number of shares of Common Stock required to be issued upon the conversion of the Debenture or Debentures, (x) the Per Share Market Value of such shares on the Conversion Date, (y) the number of days after such 5-day period that such shares are not delivered to the Holder, and (z) 0.000411.

         b. Notwithstanding anything to the contrary set forth herein, upon conversion of a Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture to the Company unless the entire unpaid principal amount of the Debenture is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Debenture is converted as aforesaid, the Holder may not transfer the Debenture unless the Holder first physically surrenders the Debenture to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Debenture. The Holder and any assignee, by acceptance of the Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Debenture, the unpaid and unconverted principal amount of such Debenture represented by such Debenture may be less than the amount stated on the face thereof.

         c. In lieu of delivering physical certificates representing the Debenture Shares, provided the Company's transfer agent is participating in the Depositary Trust Company Fast Automated Debentures Transfer program, upon request of the Holder and in compliance with the provisions of Sections 4.1, 4.2 and 4.4, the Company shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Debenture to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

         d. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4.4(a), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by the third (3rd) trading day after the Conversion Date, and if after such third (3rd) trading day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Debenture Shares which the Holder was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the Per Share Market Value on the Conversion Date and (B) at the option of the Holder, either return the Debentures for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 4.4(a). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Debenture Shares on the date of conversion totaled $10,000, under clause (A) of the immediately preceding sentence the

Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         4.5 ADJUSTMENT OF CONVERSION PRICE. In addition to any adjustment to the Conversion Price provided elsewhere in this Debenture, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         a. COMMON STOCK DIVIDENDS; COMMON STOCK SPLITS; REVERSE COMMON STOCK SPLITS. If the Company, at any time while this Debenture is outstanding,
(a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of Capital Stock of the Company, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this paragraph 4.5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         b. RIGHTS; OPTIONS; WARRANTS OR OTHER SECURITIES. If the Company, at any time while this Debenture is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to all of the holders of Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Per Share Market Value on the record date for such issuance, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights, options, warrants or other securities plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights, options, warrants or other securities plus the number of shares which the aggregate offering price of the total number of shares so offered in such offering would purchase at the Conversion Price. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any rights, options, warrants or other securities to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4.5(b), if any such rights, options, warrants or other securities shall expire and all or any portion thereof shall not have been exercised, the Conversion Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, options or other securities been made on the basis of the issuance of only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights, options, warrants or other securities actually exercised.

         c. ROUNDING. All calculations under this Section 4.5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

         4.6 CONVERSION EVENT. The following are "CONVERSION EVENTS" under this Section 4.6: (A) any reclassification of the Common Stock, (B) any Change of Control or (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property. After the occurrence of (A), (B) or (C), the Holder shall have the right at his or its option to convert the Debenture for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Conversion Event; the Holder shall be entitled upon such conversion of the Debenture to receive such amount of securities, cash or property as if the Holder had converted the Debenture into shares of Common Stock immediately prior to such Conversion Event (without taking into account any limitations or restrictions on the conversion of the Debenture). In the case of (A), (B) or (C), the Company shall not effect any such Conversion Event unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the conversion of the Debenture as provided herein shall assume, by written instrument delivered and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Debenture (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Debenture), (b) the obligations of the Company under the Purchase Agreement, the Warrant, the Debenture, and the Registration Rights Agreement, and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4.6, the Holder may be entitled to receive. Nothing in this Section
4.6 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement. This provision shall similarly apply to successive Conversion Events.

         4.7 RESTRICTION ON CONVERSION BY EITHER THE HOLDER OR THE COMPANY. Notwithstanding anything herein to the contrary, in no event shall any Holder or the Company have the right or be required to convert any or all of the aggregate principal amount and interest accrued thereon of this Debenture if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 4.99% of any class of voting securities of the Company following such conversion. For purposes of this
Section 4.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The provisions of this Section 4.7 may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 4.7 shall continue to apply until such 65th day (or later, if stated in the notice of waiver), subject to the requirements of Rule 4460(i)(1)(D) of the Nasdaq National Market, provided approval is obtained, if required, pursuant to 40 P.S.
Section 991.1402.

         4.8 OFFICER'S CERTIFICATE. Whenever the Conversion Price or the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 4.5, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the

Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Debentures and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Holders.

         4.9 RESERVATION OF SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Debentures as herein provided, such number of shares of the Common Stock as shall then be issuable upon the conversion of all outstanding Debentures into Common Stock in accordance with Section 3.6(b) of the Purchase Agreement (the "RESERVED AMOUNT"). The Company covenants that all shares of the Common Stock issued upon conversion of the Debenture which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

                  If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article IV (a "CONVERSION DEFAULT"), subject to Section 4.14, the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until the date additional shares of Common Stock are authorized by the Company to permit such conversion at which time, if the Holder elects to proceed with such conversion, by written notice to the Company within twenty (20) Business Days after the Authorization Notice Date (as defined below) the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the lowest Per Share Market Value on any date after the Conversion Default Date and prior to that date which is five (5) Business Days after the Company provides the Holder with written notice that additional shares of Common Stock have been authorized by the Company to permit such conversion in respect thereof (the "AUTHORIZATION NOTICE DATE"). In addition, the Company shall pay to the Holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default equal to the product of (x) the Excess Amount, (y) .20, and (z) (N/365), where N equals the number of days from the day the holder submits a Notice of conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the Excess Amount. The Company shall use all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash to the Holder by the fifth (5th) Business Day of the month following the month in which it has accrued. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the conversion Default Payments) for the Company's failure to maintain a sufficient number of authorized shares of Common Stock, and each Holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

         4.10 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use all commercially reasonable efforts to cause such shares to be duly registered or approved, as the case may be.

         4.11 FRACTIONAL SHARES. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         4.12 PAYMENT OF TAX UPON ISSUE OR TRANSFER. The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         4.13 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:30 p.m. EST where such notice is received) or the first business day following such delivery (if received after 5:30 p.m. EST where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service; provided that confirmation of the delivery is generated and kept on file by the sending party, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications are (i) if to the Company to IGEN International, Inc., 16020 Industrial Drive, Gaithersburg, MD 20877, Attn: Mr. George V. Migausky, fax no. (301) 208-3798 with copies to Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, DC 20037, Attn: Meredith B. Cross, fax no. (202) 663-6363 and (ii) if to any Holder to the address set forth on Schedule II to the Purchase Agreement with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, Attn: James Kaye, fax no. (212) 872-1002 or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         4.14     NASDAQ LIMITATION. If on any date (the "DETERMINATION DATE")
(a) the Common Stock is listed for trading on Nasdaq or the Nasdaq SmallCap Market, (b) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding principal amount of the Debentures as if all such Debentures were converted on such Determination Date (without regard to any limitations on conversions) and as payment of interest thereon, as would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the Closing Date (the "ISSUABLE MAXIMUM"), and (c) the Company shall not have previously obtained the vote of the shareholders of the Company (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the aggregate principal amount of the Debentures then held by the Holders for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro rata allocation (as described below) of the Issuable Maximum (the "EXCESS PRINCIPAL"), the Company may elect to prepay cash to the Holders in an amount equal to the Mandatory Prepayment Amount with respect to such Excess Principal. Any such election by the Company must be made in writing to the Holders within two (2) Trading Days after the first such Determination Date and the payment of such Mandatory Prepayment Amount applicable to such prepayment must be made in full to the Holders with ten (10) Business Days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to prepay under this Section or shall, if it shall have delivered such a notice, fail to pay the prepayment amount hereunder within ten
(10) Business Days thereafter, then each Holder shall have the option by written notice to the Company, to, if applicable, declare any such notice given by the Company, if given, to be null and void and require the Company to either: (i) use all commercially reasonable efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request unless the Company has previously used all commercially reasonable efforts to, but has failed to, obtain such approval (provided, that if the Company shall fail to obtain the Shareholder Approval during such 60-day period, the Holder may demand the cash payment set forth in
Section 4.14(ii) herein), (ii) use all commercially reasonable efforts to obtain an exemption from Nasdaq or (iii) pay cash to such Holder, within five (5) Business Days of such Holder's notice, in an amount equal to the Mandatory Prepayment Amount for such Holder's portion of the Excess Principal. The payment of the Mandatory Prepayment Amount to each Holder pursuant to this Section shall be determined on a pro rata basis upon the principal amount of the Debentures held by such Holder on the Determination Date which is in excess of the pro rata allocation of the Issuable Maximum. If the Company fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 10% per annum to the converting Holder, accruing interest daily from the date of conversion until such amount, plus all such interest thereon, if any, is paid in full. Until the Company has received the Shareholder Approval no Holder of the Debentures shall be issued, upon conversion of Debentures, shares of Common Stock in an amount greater than such Holder's allocated portion of the Issuable Maximum pursuant to Section 4.14. In no event shall the Company be required to issue shares of Common Stock upon conversion of the Debentures if such issuance would violate the rules of Nasdaq.

         4.15 ALLOCATION OF RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the Purchasers based on the principal amount of Debentures issued to each Purchaser pursuant to the Purchase Agreement. Each increase to the Reserved Amount shall be allocated pro rata among the Purchasers based on the principal amount of Debentures held by each Purchaser at the time of the increase in the Reserved Amount. In the event a Purchaser shall sell or otherwise transfer any of such Purchaser's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Purchasers, pro rata, based on the principal amount of such Debentures then held by such Purchasers.

                                   ARTICLE V

                               OPTIONAL REDEMPTION

         5.1 OPTIONAL REDEMPTION. Subject to Article VI, the Debentures will be redeemable in whole or in part at the option of the Company at any time after January 11, 2003 (an "OPTIONAL REDEMPTION") at a price equal to the principal, plus accrued and unpaid interest (if any) to the Redemption Date (the "REDEMPTION PRICE").

         5.2 MECHANICS OF REDEMPTION. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("NOTICE OF COMPANY REDEMPTION") to each Holder. Such Notice of Company Redemption shall indicate (A) the maximum, if any, aggregate dollar amount of Redemption Price which the Company will pay for any Optional Redemption, (B) each Holder's pro rata allocation of such maximum amount, (C) the Redemption Price, and (D) confirm the date ("REDEMPTION DATE") the Company shall effect the Optional Redemption, which date shall be not less than five (5) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date. If the Company elects not to redeem all the Debentures outstanding, the Company shall allocate for redemption from each Holder an amount of the Redemption Price equal to such Holder's pro rata amount (based on the principal amount of the Debenture held by such Holder on the date of the Notice of Company Redemption relative to the total principal of the Debentures outstanding on such date). Notwithstanding anything in this Section 5.2, the Company shall convert any Debenture pursuant to Article IV if the Conversion Notice for a Debenture submitted for conversion is delivered before the Redemption Date.

         5.3 PAYMENT OF REDEMPTION PRICE. The Company shall pay the applicable Redemption Price to the Holder of the Debentures being redeemed in cash on the Redemption Date. If the Company shall fail to pay the applicable Redemption Price to such Holder on the Redemption Date, in addition to any remedy such Holder may have under this Debenture and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until the earlier of the date on which the Redemption Price is paid in full or the receipt of a Void Redemption Notice. Until the Company pays such unpaid applicable Redemption Price in full to each Holder, each Holder of Debentures submitted for redemption pursuant to this
Article V and for which the applicable Redemption Price has not been paid, shall have the option, in lieu of redemption, (A) to require the Company to promptly return to such Holder all of the Debentures that were submitted for redemption by such Holder under this Article V and for which the applicable Redemption Price has not been paid or (B) to convert those Debentures for which the applicable Redemption Price has not been paid at the Conversion Price in effect on the Redemption Date. Upon the Company's receipt of written notice thereof to the Company via facsimile (the "VOID REDEMPTION NOTICE") requesting the return of the Debentures and prior to payment of the full applicable Redemption Price to each Holder, (i) the redemption shall be null and void with respect to those Debentures submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Debentures submitted to the Company by each Holder for redemption under this
Article V and for which the applicable Redemption Price has not been paid. If the Company fails to timely effect a redemption in accordance with this Article V, the Company shall not be allowed to submit another Notice of Company Redemption without the prior written consent of Holders of at least two-thirds (2/3) of the principal amount of the Debentures then outstanding.

                                   ARTICLE VI

                                  SUBORDINATION

         6.1 DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. "SENIOR INDEBTEDNESS" shall mean all Debt of the Company referred to in the definition of Debt (other than clause vii of such definition), and including all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt unless the instrument creating or evidencing the same or pursuant to which the Debt outstanding expressly provides that such Debt is not superior in right of payment to the Debenture, to any Person (each a "SENIOR LENDER"), now existing or hereafter created.

         6.2      NO PAYMENT ON DEBENTURES IN CERTAIN CIRCUMSTANCES.

         a. No payment or distribution of cash or property (other than Common Stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Debentures) of the Company will be made on account of principal of or interest (if any) on the Debentures, or to defease or acquire any of the Debentures, or on account of the conversion provisions of the Debentures and no action shall be taken (judicial or otherwise) to collect any such payment or distribution (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all Senior Indebtedness shall first be paid in full in cash, or such payment duly made in a manner satisfactory to the holders of such Senior Indebtedness or (ii) in the event that the Company defaults in the payment of any principal of, premium, if any, or interest on or any other amounts payable on or due in connection with any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been waived in writing by the holders of the Senior Indebtedness. Payments on the Debentures may and shall be resumed in the case of a payment default only upon the date on which such default is waived in writing by the holders of the Senior Indebtedness or their agent.

         b. If any default OTHER THAN a default contemplated by Section 6.2(a)(ii) above shall have occurred and be continuing that would permit the holders of the Senior Indebtedness to accelerate the maturity of Senior Indebtedness, upon written notice (a "PAYMENT BLOCKAGE NOTICE") of the default given to the Company by the holders of, or an agent, trustee or other representative for, such Senior Indebtedness with a copy of the Payment Blockage Notice given to the Holders by the Company or such agent, trustee or other representative, then, unless and until such default has been waived in writing, no payment or distribution of cash or property (other than Common Stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Debentures) shall be made by the Company with respect to the principal of or interest on the Debentures or on account of conversion of the Debentures or to acquire or repurchase any of the Debentures for cash or property other than Common Stock of the Company, and no action shall be taken (judicial or otherwise) to collect any such payment or distribution. If such Senior Indebtedness is not declared due and payable within 180 days after written notice of the event of default is given, promptly after the end of the 180-day period the Company will pay all sums due in respect of the Debentures and not paid during the 180-day period. During any 360-day consecutive period, only one such period during which payment with respect to the Debentures may not be made as the result of a Payment Blockage Notice may commence and the duration of such period may not exceed 180 days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

         c. If any payment or distribution of assets of the Company is received by any Holder in respect of the Debentures at a time when that payment or distribution should not have been made because of paragraph (a) or (b) of this Section 6.2, and provided that prior to the Company's disbursement of such distribution or payment, the Holders shall have received a written notice from the Company or from an agent or representative for one or more holders of Senior Indebtedness, such payment or distribution will be received and held and will be paid over to the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         6.3 DEBENTURES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings relating to the Company or its property or upon an assignment for the benefit of creditors or any marshalling of the Company's assets or liabilities or otherwise):

         a. the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal of and interest due on Senior Indebtedness (including interest accruing after the commencement of a bankruptcy or insolvency) at the rate specified in the applicable Senior Indebtedness documents and including, without limitation, in respect of premiums, indemnities or otherwise, before the Holders are entitled to receive any payment or distribution on account of the principal of or interest on the Debentures;

         b. any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that Holders may receive securities that are subordinated at least to the same extent as the Debentures to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness), to which Holders would be entitled except for the provisions of this Section 6.3 will be paid by the liquidating trustee or agent or other persons legally empowered to make such a payment or distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives to the extent necessary to make or provide for payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision for that payment or distribution; and

         c. if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that Holders may receive securities that are subordinated at least to the same extent as the Debentures to Senior Indebtedness and any securities issued in exchange for Senior indebtedness) is received by the Holders on account of the principal of or interest on the Debentures before all Senior Indebtedness is paid in full, such payment or distribution will be received and held in trust for and will be forthwith paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representatives for application (in the cash of cash) to, or as collateral (in the case of non-cash property or securities) for the payment of such Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         The Company will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors.

         6.4 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full; and, for the purposes of such subrogation:

         a. no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article VI and no payment pursuant to the provisions of this Article VI to the holders of Senior Indebtedness by the Holders shall, as between the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and

         b. no payment or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this
Article VI, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Debentures.

         6.5 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Debenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional to pay to the Holders of the Debentures the principal of (any premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debentures, subject to the rights, if any, under this Article VI of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Holder upon the exercise of any such remedy.

         6.6 RIGHT TO FILE PROOF OF CLAIM. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon any assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, with respect to the filing of a claim for the unpaid balance of any Holder's Debentures in the form required in those proceedings, if the Holder does not file a proper claim or proof of debt in the form required in such proceeding at least thirty (30) days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness and their agents, trustees, or other representatives are hereby authorized to have the right to file, and are hereby authorized to file, an appropriate claim for and on behalf of each such Holder.

         6.7 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         6.8 NOTICE TO HOLDERS. The Company shall give prompt written notice to the Holders of any fact known to the Company which would prohibit the making of any payment to or by the Holders in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Debenture, the Holders shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Holders in respect of the Debentures, unless and until the Holders shall have received written notice thereof from the Company or a holder of Senior Indebtedness; and, prior to the receipt of any such written notice, the Holders shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Holders shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Holders shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                  The Holders shall be entitled to rely on the delivery to them of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness (or representative thereof). In the event that the Holders determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness (or a representative thereof) to participate in any payment or distribution pursuant to this Article, the Holders may request such Person to furnish evidence to the reasonable satisfaction of the Holders as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Holders may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         6.9 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon the payment or distribution of assets of the Company referred to in this Article, the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of the creditors, agent or other Person making such payment or distribution, delivered to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

         6.10 NO ADVERSE MODIFICATION TO DEBENTURE. Neither the Holders nor the Company shall enter into any modification of the Debentures which is in any way adverse to the holders of the Senior Indebtedness.

         6.11 NOTICE TO HOLDERS OF SENIOR INDEBTEDNESS. The Company will furnish to the holders of Senior Indebtedness at the time Senior Indebtedness is initially incurred, when there is a change in the Holders thereof, or at any time upon request therefor, a true and correct copy of the then most current register setting forth the names and addresses of the Holders as of such date.

         6.12 SUBORDINATION AGREEMENT. The Holder by its acceptance hereof agrees to execute and deliver to any Senior Lender such subordination agreement as may be reasonably requested by such Senior Lender, which may deviate in certain minor respects from the subordination provisions contained herein but which is commercially reasonable and customary, and to execute, acknowledge, deliver, file, notarize and register all such further agreements, instruments, certificates, documents and assurances, and perform such acts as such Senior Lender shall deem necessary or appropriate to effectuate the purposes of the subordination provisions contained herein.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 MODIFICATION OF DEBENTURES. This Debenture may be modified without prior notice to any Holder upon the written consent of the Company and the Holders of more than 90% of the principal amount of the Debentures then outstanding. The Holders of more than 90% of the principal amount of the Debentures then outstanding may waive compliance by the Company with any provision of this Debenture without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not
(1) reduce the amount of Debentures whose Holders must consent to an amendment, supplement or waiver, (2) reduce the principal amount of or extend the fixed maturity of any Debenture or (3) make any Debenture payable in money or property other than as stated in the Debentures.

         7.2 MISCELLANEOUS. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, except with respect to matters mandatorily governed by the Delaware General Corporation Law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Debenture, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. Any Holder of this

Debenture by acceptance of this Debenture agrees to be bound by the provisions of this Debenture which are expressly binding on such Holder.

         7.3 RANK. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company to pay the principal of, and interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency (or, as provided herein, in Common Stock), herein prescribed. This Debenture is a direct obligation of the Company. Except as otherwise provided herein, the Company may not voluntarily prepay the outstanding principal amount of the Debenture.

         7.4 DEBENTURES OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Debenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Debentures owned by the Purchasers shall be deemed outstanding for purposes of making such a determination. Debentures so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures.

         7.5 NOTICE TO HOLDER PRIOR TO TAKING CERTAIN TYPES OF ACTION; RECLASSIFICATION, ETC. In case:

         a. the Company shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

         b. the Company shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

         c. the Company shall declare a dividend (or other distribution) on its Common Stock or the Company shall declare a special nonrecurring dividend on or a redemption of its Common Stock;

         d. of any subdivision, combination or reclassification of any class or series of Capital Stock of the Company at any time from and after the Original Issue Date or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

         e. of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be delivered to the Holder, at least 10 days prior to the applicable record date hereinafter specified, a written notice stating (i) the date as of which the holders of record of such class or series of Capital Stock are to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class or series of Capital Stock record shall be entitled to exchange their stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

         The failure to give the notice required by this Section 7.5 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

         In the event of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter, which must be exercised within ten (10) Business Days of receiving written notice of such reclassification or conversion, to convert the principal amount of (and any accrued by unpaid interest on) this Debenture into the securities, cash or property receivable upon or deemed to be held by holders of Common Stock following such reclassification or compulsory share exchange, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock into which the principal amount (and any accrued but unpaid interest thereon) of this Debenture could have been converted immediately prior to such event would have received.

         7.6 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7.7 NO RIGHTS AS STOCKHOLDER. This Debenture shall not entitle the Holder to any rights as a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         7.8 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of this 11th day of January , 2000.

                                  IGEN INTERNATIONAL, INC.

                                  By
                                     ----------------------
                                     Name:
                                     Title:

                                    EXHIBIT A

                            IGEN INTERNATIONAL, INC.
                                CONVERSION NOTICE

Reference is made to the Debenture issued by IGEN International, Inc. (the "DEBENTURE"). In accordance with and pursuant to the Debenture, the undersigned hereby irrevocably elects to convert the principal amount of the Debenture, indicated below into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, by tendering the Debenture specified below as of the date specified below.

Date of Conversion:
                   -----------------------------------------------


Aggregate Principal Amount to be converted:
                                           -----------------------

Debenture number(s) of Debenture to be converted:
                                                 -----------------

Please confirm the following information:
                                         -------------------------

Conversion Price:
                 -------------------------------------------------

Number of shares of Common Stock to be issued:
                                              --------------------

Please issue the Common Stock into which the Debenture is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:
         ---------------------------------------------------------

Facsimile Number:
                 -------------------------------------------------

Authorization: By:
                  ------------------------------------------------
                  Name:
                  Title:

Dated:
      ------------------

Account Number (if electronic book entry transfer):
                                                   ---------------------------

Transaction Code Number (if electronic book entry transfer):
                                                            ------------------

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER.

JANUARY __, 2005
______ shares                                                    Warrant No.  __
                            IGEN INTERNATIONAL, INC.
                             STOCK PURCHASE WARRANT
Registered Owner: _____________

         This certifies that, for value received, IGEN International, Inc., a Delaware corporation, the ("COMPANY") grants the following rights to the Registered Owner, or permitted assigns, of this Warrant:

                  1. ISSUE. Upon tender (as defined in Section 5 hereof) to the Company, the Company, within three (3) Business Days of the date thereof, shall issue to the Registered Owner, or assigns, up to the number of shares specified in Section 2 hereof of fully paid and nonassessable shares of Common Stock that the Registered Owner, or permitted assigns, is otherwise entitled to purchase.

                  2. NUMBER OF SHARES. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant (the "WARRANT SHARES") is ________ shares, subject to adjustment from time to time as to the number and kind of securities for which this Warrant is exercisable, all as set forth in Section 6 hereof. The Company shall at all times reserve and hold available out of its authorized and unissued shares of Common Stock or other securities, as the case may be, sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock or other securities, as the case may be, that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the purchase and the issuance of the shares, and shall not have any legend or restrictions on resale, except as required by Section 3.1(b) of the Purchase Agreement.

                  3. EXERCISE PRICE. The initial per share exercise price of this Warrant, representing the price per share at which the shares of Common Stock issuable upon exercise of this Warrant may be purchased, is $31, subject to adjustment from time to time pursuant to the provisions of Section 6 hereof (the "EXERCISE PRICE").

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                  4. EXERCISE PERIOD. This Warrant may be exercised from the
Closing Date (as defined in the Purchase Agreement) up to and including January 11, 2005 (the "EXERCISE PERIOD"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

                  5. TENDER; ISSUANCE OF CERTIFICATES.

                  a. Subject to Section 17 hereof, this Warrant may be exercised, in whole or in part (for a minimum of 25,000 shares of Common Stock), by (i) (a) actual delivery of the Exercise Price in cash and a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as EXHIBIT A, properly completed and executed by the Registered Owner, or assigns, of this Warrant, and (b) by surrender of this Warrant, or (ii) if the resale of the Warrant Shares by the Registered Owner is not then registered pursuant to an effective registration statement under the Securities Act, delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 5(b) below) for the Warrant Shares specified in the Warrant Exercise Form. The Warrant Shares so purchased shall be deemed to be issued to the Registered Owner as of the close of business on the date on which this Warrant shall have been surrendered, the completed Warrant Exercise Form shall have been delivered and payment shall have been made for such shares as set forth above. The payment and Warrant Exercise Form must be delivered to the registered office of the Company either in person or as set forth in Section 13 hereof.


                  b. Commencing one hundred twenty (120) days following the Closing Date (as defined in the Purchase Agreement), if, and only if, at the time of exercise of this Warrant, the Warrant Shares are not saleable pursuant to an effective registration statement, then in addition to the exercise of all or a part of this Warrant by payment of the Exercise Price in cash as provided above, and in lieu of such payment, the Registered Owner shall have the right to effect a cashless exercise (a "CASHLESS EXERCISE") of this Warrant. In the event of a Cashless Exercise the Registered Owner may pay the aggregate Exercise Price, in whole or in part, by either

                           (i) surrendering that number of Warrant Shares (including Warrant Shares to be delivered upon such Cashless Exercise) valued at the Per Share Market Value,

                           (ii) surrendering that number of shares of Common Stock valued at the Per Share Market Value, or

                           (iii) reducing the outstanding principal amount of the Registered Owner's Debentures by an amount equal to the product of
         (x) the number of shares as to which this Warrant certificate is being exercised multiplied by (y) the Exercise Price then in effect.

                  c. In lieu of physical delivery of the Warrant Shares, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast

         Automated Securities Transfer ("FAST") program, upon request of the Registered Owner and in compliance with the provisions hereof, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Registered Owner by crediting the account of the Registered Owner's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

                  d. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Exercise Form, and any cash payments due under Section 16 hereof shall be delivered to or by, as the case may be, the Registered Owner within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Registered Owner and shall be registered in the name of the Registered Owner or such other name as shall be designated by such Registered Owner. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Registered Owner a new Warrant representing the remaining number of shares with respect to which this Warrant shall not then have been exercised.

                  6. ADJUSTMENT OF EXERCISE PRICE.

                  a. COMMON STOCK DIVIDENDS; COMMON STOCK SPLITS; REVERSE COMMON STOCK SPLITS. If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event and (ii) the number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  b. RIGHTS; OPTIONS; WARRANTS OR OTHER SECURITIES. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to all of the holders of Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of

         Common Stock for no consideration or at a price per share less than the Per Share Market Value, the Exercise Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights, options, warrants or other securities plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights, options, warrants or other securities plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Per Share Market Value. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or other securities. However, upon the expiration of any rights, options, warrants or other securities to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 6(b), if any such rights, options, warrants or other securities shall expire and all or any portion thereof shall not have been exercised, the Exercise Price shall immediately upon such expiration be increased to the price which it would have been had the adjustment of the Exercise Price been made upon the basis of the issuance of only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights, options, warrants or other securities actually exercised.

                  c. ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 6(b), this Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  d. ROUNDING. All calculations under this Section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

                  e. REDEMPTION EVENT. The following are "REDEMPTION EVENTS" under this Section 6(e): (A) any reclassification of the Common Stock,
         (B) any Change of Control, or (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property. After the occurrence of (A), (B) or (C), the Registered Owner shall have the right at his or its option, to exercise the Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event; the Registered Owner shall be entitled upon such exercise to receive such amount of securities, cash or property as if the Registered Owner had exercised the Warrant for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the exercise of the Warrant). In the case of (A), (B) or (C), the Company shall not effect any such

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         Redemption Event unless, prior to the consummation thereof, each Person
         (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrant as provided herein shall assume, by written instrument delivered and reasonably satisfactory to, the Registered Owner, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Purchase Agreement, the Warrant, the Debenture, and the Registration Rights Agreement, and (c) the obligation to deliver to the Registered Owner such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6(e), the Registered Owner may be entitled to receive. Nothing in this Section 6(e) shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.
         This provision shall similarly apply to successive Redemption Events.

                  7. NASDAQ LIMITATION. If on any date (the "DETERMINATION DATE") (a) the Common Stock is listed for trading on Nasdaq or the Nasdaq SmallCap Market, (b) the Exercise Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of the then outstanding Warrants if all such Warrants were exercised on such Determination Date (without regard to any limitations on exercise) would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to such exercise date (the "ISSUABLE MAXIMUM"), and (c) the Company shall not have previously obtained any vote of the shareholders of the Company owning a majority of the outstanding Common Stock (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants then held by the Registered Owners for which an exercise in accordance with the Exercise Price would result in an issuance of shares of Common Stock in excess of such Registered Owner's pro rata allocation (as described below) of the Issuable Maximum (the "EXCESS AMOUNT"), the Company may elect to pay cash to the Registered Owners in an amount equal to the product of the Average Price on the Determination Date multiplied by the number of shares of Common Stock that would be issued upon the exercise of the Warrants resulting in the Excess Amount (the "PREPAYMENT AMOUNT"). Any such election by the Company must be made in writing to the Registered Owners within two (2) Trading Days after the first such Determination Date and the payment of such Prepayment Amount shall be made in full to the Registered Owners with ten (10) Business Days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to prepay under this section or shall, if it shall have delivered such a notice, fail to pay the Prepayment Amount hereunder within ten (10) Business Days thereafter, then each Registered Owner shall have the option by written notice to the Company, to, if applicable, declare any such notice given by the Company, if given, to be null and void and require the Company to either: (i) use its commercially reasonable efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request unless the Company has previously used its commercially reasonable efforts to, but has failed to, obtain such approval (provided, that if the Company shall fail to obtain the Shareholder Approval during such 60-day period, the Registered Owner may demand the cash payment set forth in
         Section 7(ii)) herein, or (ii) use all commercially reasonable efforts to obtain an exemption from Nasdaq, or (iii) pay cash to such Registered Owner, within five (5) Business Days of such Registered Owner's notice, in an amount equal to the Prepayment Amount for such Registered Owner's portion of the Excess Amount. The payment of the Prepayment Amount to each Registered Owner pursuant to this section shall be determined on a pro rata basis upon the number of shares of Common Stock issuable upon the exercise of the Warrants held by such Registered Owner on the Determination Date which is in excess of the pro rata allocation of the Issuable Maximum. If the Company fails to pay the Prepayment Amount in full pursuant to this Section 7 within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 10% per annum to the exercising Registered Owner, accruing interest daily from the date of exercise until such amount, plus all such interest thereon, if any, is paid in full. Until the Company has received the Shareholder Approval no Registered Owner of the Warrants shall be issued, upon exercise of the Warrants, shares of Common Stock in an amount greater than such Registered Owner's allocated portion of the Issuable Maximum.

         In no event shall the Company be required to issue shares of Common Stock upon exercise of the Warrants if such issuance would violate the rules of Nasdaq.

                  8. RESTRICTION ON EXERCISE BY EITHER THE REGISTERED OWNER OR THE COMPANY. Notwithstanding anything herein to the contrary, in no event shall any Registered Owner or the Company have the right or be required to exercise this Warrant if as a result of such exercise the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and its Affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 8 may be waived by a Registered Owner as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 8 shall continue to apply until such 65th day (or later, if stated in the notice of waiver). Under no circumstances will the provisions of this Section 8 extend the Exercise Period.

                  9. OFFICER'S CERTIFICATE. Whenever the Exercise Price, the number or kind of shares purchasable upon exercise shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price, number of shares or other securities determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any Registered Owner of the Warrants and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Registered Owners.

                  10. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "APPRAISER" shall mean a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.


                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

                  "CHANGE OF CONTROL" has the meaning set forth in Section 4.1 of the Purchase Agreement.

                  "CLOSING" has the meaning set forth in Section 1.2 of the Purchase Agreement.

                  "COMMON STOCK" means the shares of the Company's Common Stock, par value $.001 per share.

                  "COMPANY" means IGEN International, Inc. a Delaware corporation.

                  "DEBENTURE(S)" means the Company's 5% Subordinated Convertible Debentures issued at the Closing.

                  "DETERMINATION DATE" has the meaning assigned to it in Section 7 hereof.

                  "EXCESS AMOUNT" has the meaning assigned to it in Section 7 hereof.

                  "EXERCISE PERIOD" has the meaning assigned to it the Section 4 hereof.

                  "EXERCISE PRICE" has the meaning assigned to it in Section 3 hereof

                  "ISSUABLE MAXIMUM" has the meaning assigned to it in Section 7 hereof.

                  "NASDAQ" means the Nasdaq National Market.

                  "PER SHARE MARKET VALUE" means on any particular date (i) the closing bid price per share of the Common Stock on such date on the National Market System of the Nasdaq or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select, in good faith, an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser; and PROVIDED, FURTHER that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

                  "PREPAYMENT AMOUNT" has the meaning assigned to it in Section 7 hereof.

                  "PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, dated January 11, 2000, among the Company and the Purchasers.

                  "PURCHASER" has the meaning set forth in the Purchase
Agreement.

                  "REDEMPTION EVENT" has the meaning assigned to it in Section 6(e) hereof.

                  "REGISTERED OWNER" means the person identified on the face of this Warrant as the registered owner hereof or such other person as shown on the records of the Company as being the registered owner of this Warrant or their assigns.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated January 11, 2000, among the Company and the Purchasers.

                  "SHAREHOLDER APPROVAL" has the meaning assigned to it in
Section 8 hereof.

                  "SUBSEQUENT MARKET" means the New York Stock Exchange, American Stock Exchange or Nasdaq Smallcap Market.

                  "TRADING DAY(S)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

                  "UNDERLYING SHARES" has the meaning assigned to it in Section 2.1(d) of the Purchase Agreement.

                  "WARRANT(S)" means the warrants issuable at the Closing.

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


                  11. REGISTRATION RIGHTS. The Company will undertake the registration of the Common Stock into which such Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement.

                  12. RESERVATION OF UNDERLYING SHARES; LISTING. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon exercise of the Warrants as herein provided, such number of shares of the Common Stock as shall then be issuable upon the exercise of all outstanding Warrants into Common Stock. The Company covenants that all shares of the Common Stock issued upon exercise of the Warrant shall, when issued, be duly and validly issued and fully paid and non-assessable. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  13. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:30 p.m. EST where such notice is received) or the first business day following such delivery (if received after 5:30 p.m. EST where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service; provided that confirmation of the delivery is generated and kept on file by the sending party, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           IGEN International, Inc.
                           16020 Industrial Drive
                           Gaithersburg, MD 20877
                           Attn:    Mr. George V. Migausky
                           Tel:     301-869-9800
                           Fax:     301-208-3798

                  With a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, DC 20037
                           Attn:    Meredith B. Cross, Esq.
                           Tel:     202-663-6000
                           Fax:     202-663-6363

                  If to the Registered Owner: to the address set forth on
Schedule II to the Purchase Agreement

                  With a copy, in the case of Notice to Brown Simpson Strategic Growth Fund, Ltd. or Brown Simpson Strategic Growth Fund, L.P., to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Telephone:  (212) 872-1000
                           Facsimile:  (212) 872-1002
                           Attention:  James Kaye


Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

                  14. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon exercise, the Company will use all commercially reasonable efforts to cause such shares to be duly registered or approved, as the case may be.

                  15. FRACTIONAL SHARES. Upon any exercise hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Registered Owner shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  16. PAYMENT OF TAX UPON ISSUE OF TRANSFER. The issuance of certificates for shares of the Common Stock upon exercise of the Warrants shall be made without charge to the Registered Owners thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exercise in a name other than that of the Registered

Owner of such Warrant so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  17. WARRANTS OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the holders of the outstanding Warrants have concurred in any direction, consent or waiver under this Warrant, warrants which are owned by the Company or any other obligor on the warrants or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the warrants shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Warrants owned by the Purchasers (as defined in the Purchase Agreement) shall be deemed outstanding for purposes of making such a determination. Warrants so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such warrants and that the pledgee is not the Company or any other obligor upon the securities or any Affiliate of the Company or any other obligor on the warrants.

                  18. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

                  19. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Registered Owner to any rights as a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent exercised for shares of Common Stock in accordance with the terms hereof.

                  20. CERTAIN ACTIONS PROHIBITED. The Company will at all times in good faith assist in the carrying out of all the provisions of this Warrant.

                  21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the Registered Owners and its assigns, and shall be binding upon any entity succeeding to the Company by merger or acquisition of all or substantially all the assets of the Company. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Registered Owner. The Registered Owner may assign this Warrant in accordance with the Purchase Agreement without the prior written consent of the Company.

                  22. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, except with respect to matters mandatorily governed by the Delaware General Corporation Law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                         IGEN INTERNATIONAL , INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT A

                              WARRANT EXERCISE FORM

TO: IGEN INTERNATIONAL, INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of IGEN International, Inc. , pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________,
2000; (2) encloses either (a) a cash payment of $__________ or (b) _____ Warrant Shares, valued at the Per Share Market Price of $ _____ on ________, ___, for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); or (c) ____ shares of Common Stock, valued at the Per Share Market Price of $ _____ on ________, ___, for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); or
(d) Debentures evidencing $ ______ of the principal amount, for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant) and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

                  Date:
                                              ----------------------------------
                  Investor Name:
                                              ----------------------------------
                  Taxpayer Identification
                  Number:
                                              ----------------------------------
                  By:
                                              ----------------------------------
                  Printed Name:
                                              ----------------------------------
                  Title:
                                              ----------------------------------
                  Address:
                                              ----------------------------------






                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

                                                                       EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of January 11, 2000, among IGEN International, Inc., a Delaware corporation (the "COMPANY"), and the other parties who have executed this Agreement and whose names appear on Schedule I hereto (each party listed on Schedule I hereto is sometimes individually referred to herein as a "PURCHASER" and all such parties are sometimes collectively referred to herein as the "PURCHASERS").

                  This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "PURCHASE AGREEMENT").

                  The Company and the Purchasers hereby agree as follows:

                  1. DEFINITIONS

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "ADVICE" has meaning set forth in Section 3(o) hereof.

                  "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "AMEX" has the meaning set forth in Section 2(d) hereof.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                  "BLACK-OUT PERIOD" has the meaning set forth in Section 3(q) hereof.

                  "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Company's Common Stock, par value $.001 per share.

                  "EFFECTIVENESS DATE" means the earlier of (i) the tenth Business Day after the Company has received notice (written or oral) from the Commission that the Commission Staff will not be reviewing the Registration Statement or has no further comments on the Registration Statement or (ii) the 120th day following the Closing Date; PROVIDED, HOWEVER, that the Effectiveness Date shall be extended to up to the 150th day following the Closing Date if the Initial Registration Statement is not declared effective by the Commission prior to the 120th day following the Closing Date due to delays which are attributable to the Commission, so long as the Company responds to any comments received from the Commission in a commercially reasonably manner and as promptly as practicable, but in no event later than twenty (20) Business Days from the receipt thereof.

                  "EFFECTIVENESS PERIOD" has the meaning set forth in Section 2(a) hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EVENT" has the meaning set forth in Section 2(d) hereof.

                  "FILING DATE" means as soon as practicable but in no event later than the 30th day following the Closing Date.

                  "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 5(c) hereof.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 5(c) hereof.

                  "INITIAL REGISTRATION DELAY PAYMENT" has the meaning set forth in Section 2(d) hereof.

                  "INITIAL REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

                  "LOSSES" has the meaning set forth in Section 5(a) hereof.

                  "MAJORITY HOLDERS" means the Holders of at least fifty (50%) percent of the Registrable Securities.

                  "NASDAQ" has the meaning set forth in Section 2(d).

                  "NYSE" has the meaning set forth in Section 2(d).

                  "OBJECTIONS" has the meaning set forth in Section 3(a).

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "REGISTRABLE SECURITIES" means the shares of Common Stock issued or issuable upon (i) conversion of or with respect to the Securities,
(ii) any other payments in respect of the Securities, (iii) exercise of the Warrants, and (iv) any shares of the Company's capital stock issued with respect to (i), (ii) or (iii) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

                  "REGISTRATION DELAY PAYMENT" means either an Initial Registration Delay Payment or a Secondary Registration Delay Payment.

                  "REGISTRATION STATEMENT" means the Initial Registration Statement and any additional registration statements contemplated by Sections 2(a), 2(b) and 6(d) hereof, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "REQUIRED MINIMUM SHARES" has the meaning set forth in the Purchase Agreement.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "RULE 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECONDARY REGISTRATION DELAY PAYMENT" has the meaning set forth in Section 2(d) hereof.

                  "SECURITIES" means the Company's 5% Subordinated Convertible Debentures issuable pursuant to the Purchase Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SPECIAL COUNSEL" means one special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4 hereof.

                  "STATED MATURITY" has the meaning assigned it in the Securities.

                  "TRADING DAY" means a day on which the Nasdaq (or in the event the Common Stock is not traded on Nasdaq, such other securities market on which the Common Stock is listed) is open for trading.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Securities and exercise of the Warrants.

                  "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement, whether on a firm commitment or best efforts basis.

                  "WARRANTS" means the warrants issuable pursuant to the Purchase Agreement.

                  2. REGISTRATION REQUIREMENTS

                  (a) FILING AND EFFECTIVENESS OBLIGATIONS. On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement (the "INITIAL REGISTRATION STATEMENT") which shall cover all Registrable Securities for an offering to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415. The Initial Registration Statement shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the reasonable consent of the Majority Holders). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Initial Registration Statement and
(ii) use all commercially reasonable efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and to take all commercially reasonable steps to keep such Initial Registration Statement continuously effective under the Securities Act, (except for any delays which are attributable to changes required by the Purchasers in the Registration Statement with respect to information relating to the Purchasers, or to the failure of the Purchasers to conduct their review of the Initial Registration Statement pursuant to Section 3(a), which shall not be deemed to be a violation of this obligation), until the date which is three years after the date that such Initial Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Initial Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144, without regard to whether the holder of the Registrable Securities is an affiliate of the Company, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Holders and the Company's transfer agent to such effect (the "EFFECTIVENESS PERIOD"). The number of shares of Common Stock initially included in the Initial Registration Statement shall be no less than the Required Minimum Shares.

                  (b) UNDERWRITTEN OFFERING. In addition to the Initial Registration Statement, at any time when a Registration Statement covering the Registrable Securities is not effective (during any period in which a Registration Statement is required to be effective during the Effectiveness Period), if the Holders of a majority of the Registrable Securities covered by a Registration Statement so elect by written notice to the Company on or after July 11, 2000, an offering of Registrable Securities pursuant to such Registration Statement may be effected on no more than one (1) occasion in the form of an Underwritten Offering. In such event, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated PRO RATA among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

                  (c) UNDERWRITER. If any of the Registrable Securities are to be sold in an Underwritten Offering pursuant to Section 2(b) hereof, the investment banker in interest that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering and be reasonably satisfactory to the Company. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in accordance with any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

                  (d) PENALTIES. If (i) the Initial Registration Statement covering all the applicable Registrable Securities and required to be filed by the Company pursuant to this Agreement is not (A) filed with the Commission on or before the Filing Date or (B) declared effective by the Commission on or before the Effectiveness Date or, (ii) on any day after the Registration Statement has been declared effective by the Commission (A) sales of all the Registrable Securities required to be included on a Registration Statement cannot be made pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, or to register sufficient shares of Common Stock but excluding any periods during which the Registrable Securities cannot be sold due to any required update or amendment of the Registration Statement pursuant to Section 3(b) hereof, provided that each such period shall not exceed twenty
(20) Business Days, or in the event of a Black-Out Period declared by the Company pursuant to Section 3(q) hereof) or (B) the Common Stock is not listed or included for quotation on the National Market System of the Nasdaq Stock Market ("NASDAQ"), the New York Stock Exchange ("NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation or (iii) the Company shall otherwise fail to file a Registration Statement required by
Section 2(a) hereof, (each such event specified in (i), (ii) and (iii) above, an "EVENT"), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity) commencing on the date of the Event, the Company shall pay to each Holder an amount in cash (a "INITIAL REGISTRATION DELAY PAYMENT") equal to (a) the then principal amount of the Securities at the stated maturity (and, in the case of Holders, the principal amount of Securities from which such Registrable Securities were converted), multiplied by (b) two hundredths (.020) times the sum of: (i) the number of months (prorated for partial months) after the end of the Effectiveness Date and prior to the date the Registration Statement is declared effective by the Commission, PROVIDED, HOWEVER, that there shall be excluded from such period (A) any delays which are attributable to changes required by the Purchasers in the Registration Statement with respect to information relating to the Purchasers, or to the failure of the Purchasers to conduct their review of the Registration Statement pursuant to Section 3(a) and
(B) any periods during which an Objection has been made and is pending, provided that each such period shall not exceed twenty (20) Business Days; PROVIDED, FURTHER, that with respect to Section 2(d)(i)(B) hereof, there shall be excluded from such period any delays which are attributable to the Commission during the 150-day period following the Filing Date, so long as the Company responds as promptly as practicable, but in no event later than twenty (20) Business Days, to any comments received from the Commission, (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the Prospectus in accordance with the terms of this Agreement, or otherwise, but excluding (A) any period when such sales cannot be made solely by reason of any act or omission attributable to the Purchasers, (B) any periods during which the Registrable Securities cannot be sold due to any update or amendment of the Registration Statement pursuant to Section 3(b) hereof, provided that each such period shall not exceed twenty (20) Business Days, or in the event of a Black-Out Period declared by the Company pursuant to Section 3(q) hereof and, (C) any periods during which an Objection has been made and is pending, provided that each such period shall not exceed twenty (20) Business Days) or (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the Nasdaq, NYSE or AMEX or that trading thereon is halted after the Registration Statement has been declared effective. The Company shall pay any required Registration Delay Payments to each Holder in cash on the last Business Day of each month during which an Event has occurred and is continuing.

         In addition, if the Initial Registration Statement covering all the applicable Registrable Securities and required to be filed by the Company pursuant to this Agreement is not declared effective by the Commission on or before the 151st day following the Closing Date, in lieu of the

Initial Registration Delay Payment, the Company shall pay to each Holder an amount in cash (the "Secondary Registration Delay Payment") equal to (a) the then principal amount of the Securities at the stated maturity (and, in the case of Holders, the principal amount of Securities from which such Registrable Securities were converted), multiplied by (b) three hundredths (.03) times the sum of: (i) the number of months (prorated for partial months) after the 150th day following the Closing Date and prior to the date the Registration Statement is declared effective by the Commission, PROVIDED, HOWEVER, that there shall be excluded from such period (A) any delays which are attributable to changes required by the Purchasers in the Registration Statement with respect to information relating to the Purchasers, or to the failure of the Purchasers to conduct their review of the Registration Statement pursuant to Section 3(a) and
(B) any periods during which the Registrable Securities cannot be sold due to any update or amendment of the Registration Statement pursuant to Section 3(b) hereof, provided that each such period shall not exceed twenty (20) Business Days, or in the event of a Black-Out Period declared by the Company pursuant to
Section 3(q) hereof and, (C) any periods during which an Objection has been made and is pending, provided that each such period shall not exceed twenty (20) Business Days.

         In the event the Company fails to make any Registration Delay Payment within ten (10) Business Days of the date such Registration Delay Payment is due, such Registration Delay Payment shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full.

                  3. REGISTRATION PROCEDURES

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) PREPARATION OF REGISTRATION STATEMENT. Prepare and file with the Commission on or prior to the Filing Date a Registration Statement on Form S-3 or its successor form (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) (which shall include a Plan of Distribution substantially in the form of EXHIBIT A annexed hereto, unless in connection with an Underwritten Offering), and cause the Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference, except to the extent that such documents are otherwise available on EDGAR), the Company shall, if reasonably practicable, furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed (including documents incorporated by reference, except to the extent that such documents are otherwise available on EDGAR) which documents will be subject to the review of such Holders, their Special Counsel and such managing underwriters. Such Registration Statement shall comply with the applicable requirements of Form S-3, the Securities Act, the Exchange Act and the rules and regulations thereunder. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Majority Holders, their Special Counsel and any managing underwriters shall reasonably object, and will not request acceleration of such

Registration Statement without prior notice to such counsel (an "Objection"). The sections of such Registration Statement covering information with respect to the Holders, the Holder's beneficial ownership of securities of the Company or the Holders intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Holders.

                  (b) AMENDMENTS. (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as are required to be filed hereunder in order to register for resale under the Securities Act all of the Registrable Securities, unless the Majority Holders, their Special Counsel and any managing underwriters shall make an Objection, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act, (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as practicable, but in no event later than fifteen (15) Business Days, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement, but only to the extent that such correspondence relates to the Holders' beneficial ownership of securities of the Company or the Holders intended method of disposition of Registrable Securities, and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover the Registrable Securities issued or issuable upon conversion of the Securities and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover the Registrable Securities, in each case as soon as practicable, but in any event within twenty
(20) Business Days after the necessity therefor arises (based on the Conversion Price of the Securities and other relevant factors on which the Company reasonably elects to rely). The Company shall use all commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than ninety (90) days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The provisions of Section 2(d) shall be applicable with respect to such obligation.

                  (c) NOTIFICATIONS. Notify the Holders of Registrable Securities to be sold, their Special Counsel, and any managing underwriters, as promptly as possible (and, in the case of (i)(a) below, not less than five (5) days prior to such filing and, in the case of (i)(c) below, not later than the first Business Day after effectiveness) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i) (a) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed, (b) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (c) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) the beginning and end of a Black-Out Period pursuant to Section 3(q).

                  (d) SUSPENSIONS. Use all commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) SUPPLEMENTS AND POST-EFFECTIVE AMENDMENTS. If requested by any managing underwriter or the Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering
(i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information regarding the Holders or the plan of distribution as the Company reasonably agrees should be included therein and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the written opinion of counsel for the Company (addressed to counsel to the Holder), violate applicable law.

                  (f) COPIES OF REGISTRATION STATEMENT. Furnish to each Holder, their Special Counsel, and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) COPIES OF PROSPECTUS. Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses

(including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) BLUE SKY. Prior to any public offering of Registrable Securities, use its all commercially reasonable efforts to register or qualify or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) CERTIFICATES. Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law and the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request to facilitate the timely closing of such sales.

                  (j) SUPPLEMENTS AND AMENDMENTS. Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) LISTING. Cause all Registrable Securities relating to such Registration Statement to be listed on Nasdaq and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement subject to compliance with Rule 4460(i)(1)(D) of Nasdaq.

                  (l) UNDERWRITING AGREEMENT. In the case of an Underwritten Offering pursuant to Section 2(b), the Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

                  (m) DUE DILIGENCE. Provide each Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information that such Holder may reasonably request in order to fulfill any due diligence obligations on its part.

                  (n) EARNINGS STATEMENT. Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 3-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (o) INFORMATION. The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request, and such shall not form the basis for, and shall be excluded from the calculation of, penalties pursuant to Section 2(d) hereof. Each Holder shall furnish to the Company information regarding the Holder and the distribution of the Registrable Securities as is required, in the opinion of counsel to the Holder, by applicable law to be disclosed in the Registration Statement and Prospectus, and in the case of the Initial Registration Statement shall provide such information within 10 days of the Closing Date.

                  The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Holder has entered into a contract for sale prior to the Holder's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) and for which the Holder has not yet settled, provided that the Holder delivers an opinion of Akin, Gump, Strauss, Hauer & Feld that the delivery of such shares does not violate federal securities laws, Delaware corporate law or other applicable law.

                  (p) CONFIRMATION OF EFFECTIVENESS. Within two (2) Business Days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission.

                  (q) BLACK-OUT PERIODS. Notwithstanding anything to the contrary in this Agreement, the Company may delay the filing or effectiveness of a Registration Statement, other than the Initial Registration Statement, or by written notice require that the Holders immediately cease sales of Registrable Securities (for a period not to exceed thirty (30) consecutive days in any one instance and for a period not to exceed sixty (60) calendar days in any twelve-month period (a "BLACK-OUT PERIOD")) pursuant to a Registration Statement at any time that (i) the Company becomes engaged in a business activity or negotiation which is not disclosed in a Registration Statement (or the prospectus included therein) which the Company reasonably believes must be disclosed therein under applicable law and which the Company desires to keep confidential for business purposes, (ii) the Company determines that a particular disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Company or its business or prospects or (iii) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act (each of (i), (ii) or (iii), a "MATERIAL CONDITION"). The Company shall not be required to disclose to the Holders which of the reasons specified in (i), (ii) or (iii) above is the basis for requiring a suspension of sales due to the occurrence of a Material Condition. The Company will use all commercially reasonable efforts to ensure that the use of the Registration Statement (and the prospectus included therein) may be resumed as soon as it is practicable.

                  4. REGISTRATION EXPENSES

                  All fees and expenses, other than underwriting discounts and commissions, incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, reasonable fees and expenses (A) with respect to filings required to be made with Nasdaq and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)),
(ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and Special Counsel for the Holders, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

                  5. INDEMNIFICATION

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell

Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all joint or several losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, "LOSSES"), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made), except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon and in conformity with information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto (provided that the Company amended any disclosure with respect to the method of distribution upon written notice from the Holders that such section of the Prospectus should be revised in any way) or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of Registrable Securities. The Company shall not, however, be liable for any Losses to any Holder with respect to any untrue or alleged untrue statement of material fact or omission or alleged omission of material fact if such statement or omission was made in a preliminary Prospectus and such Holder did not receive a copy of the final Prospectus (or any amendment or supplement thereto) at or prior to the confirmation of the sale of the Registrable Securities in any case where such delivery is required by the Securities Act and the untrue or alleged untrue statement of material fact or omission or alleged omission of material fact contained in such preliminary Prospectus was corrected in the final Prospectus (or any amendment or supplement thereto), unless the failure to deliver such final Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 3(g) of this Agreement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees of the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereof or in any preliminary Prospectus arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of such Holder, PROVIDED, FURTHER, that such Holder agrees its consent to any such settlement will not be unreasonably withheld if such Holder will not be liable for any payments or incur any out-of-pocket expenses with respect to such settlement. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; PROVIDED, HOWEVER, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding upon the Indemnifying Party's receipt of notice of the Proceedings, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the

Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; PROVIDED, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a court of competent jurisdiction to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is determined by a court of competent jurisdiction to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Holder upon sale of the Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

                  6. MISCELLANEOUS

                  (a) REMEDIES. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(r) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. This Agreement, together with the Purchase Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  (c) NO PIGGYBACK ON REGISTRATIONS. Except as disclosed on
Schedule 2.1(r) of the Purchase Agreement, neither the Company nor any of its securityholders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statements and the Company shall not after the date hereof enter into any agreement that prohibits or restricts the obligations of the Company under Sections 2 or 3 hereof.

                  (d) PIGGY-BACK REGISTRATIONS. Except as provided herein if, at any time during the Effectiveness Period when there is not an effective Registration Statement covering the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within ten (10) days after receipt of such notice, any such Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; PROVIDED, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 6(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; PROVIDED, HOWEVER, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the Underwriter's representative should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer Registrable Securities then proposed to be sold by the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration) or (y) none of the Registrable Securities of the Holders shall be included in such registration statement if the Company, after consultation with the underwriter(s), recommends the inclusion of none of such Registrable Securities; PROVIDED, HOWEVER, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (e) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Majority Holders; PROVIDED, HOWEVER, that for the purposes of this sentence only, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders to which such waiver or consent relates; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder, and the Company. Upon effectiveness of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

                  (f) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:30 p.m. EST where such notice is received) or the first business day following such delivery (if received after 5:30 p.m. EST where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service; provided that confirmation of the delivery is generated and kept on file by the sending party, in each case properly addressed to the party to receive the same. The addresses for such communications are (i) if to the Company to IGEN International, Inc., 16020 Industrial Drive, Gaithersburg, MD 20877, Attn: Mr. George V. Migausky, fax no.
(301) 208-3798 with copies to Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, DC 20037, Attn: Meredith B. Cross, fax no. (202) 663-6363 (ii) if to any Purchaser to the address set forth on Schedule I hereto with copies to those specified on the signature pages hereto and to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, Attn: James Kaye, Esq., fax no. (212) 872-1002 or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (i) GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Purchasers as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except with respect to matters mandatorily governed by the Delaware General Corporation Law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (j) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (k) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (l) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (m) SHARES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (n) REVISION OF SEC POSITION ON WARRANTS. In the event the rules and regulations of the Commission or the policies of the staff of the Commission are modified and as a result thereof the Company and the Company's counsel determine in good faith that it may be practicable and in the interests of the Company and the Holders to register the exercise of the Warrants so that the Warrant Shares may be freely resold without maintaining an effective registration statement under the Securities Act for resales, the Company and the Holders agree to cooperate in good faith to effect such amendments to this Agreement as may be appropriate to provide that the Company may fulfill its obligations hereunder with respect to the Warrants and the Warrant Shares by maintaining an effective registration statement under the Securities Act covering the exercise of the Warrants rather than the resale of the Warrant Shares.

                  (o) FUTURE REGISTRATION STATEMENTS. The Company shall not file any Registration Statement under the Securities Act relating to the offer and sale of any equity securities of the Company, or offer or sell any equity securities of the Company until such time as the Initial Registration Statement has become effective, except for: (i) a Registration Statement on Form S-4 or S-8, (ii) a Registration Statement relating to an offering underwritten by an investment bank of national standing or (iii) a Registration Statement registering the resale of securities sold in accordance with Section 3.9 of the Purchase Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                            IGEN International, Inc.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         BROWN SIMPSON STRATEGIC GROWTH
                                         FUND, LTD.


                                         By: Brown Simpson Asset Management, LLC


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                         BROWN SIMPSON STRATEGIC GROWTH FUND,
                                         L.P.


                                         By: Brown Simpson Capital, LLC
                                             its general partner

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                         LBI GROUP INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

COMPANY

IGEN INTERNATIONAL, INC.
16020 Industrial Drive
Gaithersburg, MD 20877
Tel) 301-869-9800

PURCHASERS:

BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.
152 West 57th Street, 40th Floor
New York, New York 10019
Attn: Peter Greene
Fax: (212) 247-1329

BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.
152 West 57th Street, 40th Floor
New York, New York 10019
Attn: Peter Greene
Fax: (212) 247-1329

LBI GROUP INC.
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, New York  10285
Attention:  Steve Weinstein
Facsimile:  (212) 526-2198

                                                                       EXHIBIT A


                              PLAN OF DISTRIBUTION


                  Our company is registering the shares of common stock on behalf of the selling stockholders. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by the Company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

                  The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

                  The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  The selling stockholders and any broker-dealers that act in connection with the sale of shares may be "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                  Because selling stockholders may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

                  Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

                  Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

                  - the name of each such selling stockholder and of the
                    participating broker-dealer(s);

                  - the number of shares involved;

                  - the initial price at which such shares were sold;

                  - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

                  - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

                  - other facts material to the transactions.

In addition, upon our company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                                                       Exhibit D
                         Form of Company's Legal Opinion


1. The Company1 is a corporation in good standing under the laws of Delaware, the jurisdiction of its organization, and is duly qualified and is in good standing as a foreign corporation in Maryland. The Company has [the requisite] corporate power to enter into the Agreement.

2. (a) The execution and delivery of the Transaction Documents2 by the Company and the performance by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. (b) Each of the Transaction Documents has been duly and validly executed and delivered by the Company. (c) Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3. The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its transactions contemplated by the Transaction Documents will not, result in any violation of any law, rule or regulation of any law, rule, regulation to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected (the "Included Laws").

4. The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its transactions contemplated by the Transaction documents will not, result in any violation of any order, writ, judgment or decree known to us.

5. The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of the transactions contemplated by the Agreement will not, (a) result in a violation of the Certificate of Incorporation or By-Laws of the Company, or (b) breach or result in a default or result in the acceleration of or entitle any party to accelerate under any agreement or instrument listed on Schedule __ hereto.

6. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a "FILING") is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by the Company and the performance by the Company of the transactions contemplated by the Transaction Documents, except (i) routine Filings necessary in connection with the conduct of the Company's business, (ii) Filings necessary in connection with the exercise of remedies

--------
1 The opinion letter should state that capitalized terms not otherwise defined have the meanings assigned to them in the Purchase Agreement.

2 The term Transaction Documents means the Purchase Agreement, the Registration Rights Agreement, the Convertible Debenture and the Warrants.

    under the Transaction Documents, (iii) such other Filings as have been obtained or made, (iv) Filings required under Federal and state securities laws as contemplated by the Transaction Documents, (v) Filings related to environmental matters, ERISA matters, taxes and intellectual property, (vi) Filings required to maintain corporate and similar standing and existence, and (vii) the Filings identified on Schedule 2.1(f) to the Agreement.

7.  Based on the representations and warranties of the Company set forth in
    Section 2.1 of the Purchase Agreement and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the Debentures and the Warrants to the Purchasers pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act.

8. To our knowledge, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

9. There is no pending or, to our knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries that would be required to be disclosed in a registration statement under the Securities Act if filed today that has not been disclosed to the Purchasers.

10. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon conversion of the Debentures and exercise of the Warrants (the "Underlying Shares") in accordance with the terms of the Debentures and the Warrants. When issued by the Company in accordance with the terms of the Debentures and the Warrants, the Underlying Shares will be validly issued, fully paid and non-assessable.

                                                                       Exhibit E


                                                                January 11, 2000


Each of the Purchasers

Dear Purchasers:

         The undersigned, Chief Executive Officer of the Company, understands that each of the Purchasers proposes to enter into a Securities Purchase Agreement and a related Registration Rights Agreement (collectively, the "Agreements") between IGEN International, Inc., a Delaware corporation (the "Company"), and each of the Purchasers (as defined therein) providing for the purchase, by the Purchasers, of an aggregate of $35,000,000 principal amount of the Company's 5% Subordinated Convertible Debentures due 2005 (the "Debentures"), convertible into shares of the Company's common stock, par value $0.001 per share ("Common Stock") (the "Purchase"). Each capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Purchase Agreement.

         To induce the Purchasers to enter into the Purchase Agreement, the undersigned hereby agrees that: (A) for thirty (30) days following the Closing Date and (B) during any Black-out Period (as defined in the Registration Rights Agreement), the undersigned will not, without the prior written consent of the Purchasers, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (excluding bona fide gifts to donees provided that such donee(s) agree in writing to be bound by the terms of this letter) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                                         Very truly yours,


                                         ---------------------------------------
                                         (Name)


                                         ---------------------------------------
                                         (Address)

                                                                       Exhibit F

                           TRANSFER AGENT INSTRUCTIONS

                            IGEN INTERNATIONAL, INC.

                                January 11, 2000

[TRANSFER AGENT]
[ADDRESS]
Attn: _______________

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement dated January 11, 2000 by and among IGEN International, Inc., a Delaware corporation (the "COMPANY"), and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company is issuing to the Holders the Company's 5% Subordinated Convertible Debentures due January 11, 2005 (the "DEBENTURES"), convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), and Warrants (the "WARRANTS") to purchase shares of the Common Stock. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Debentures (the "CONVERSION SHARES") and upon exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Holder from time to time upon surrender to you of a completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached as EXHIBIT I and EXHIBIT II, respectively, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; provided, however, that this irrevocable authorization and direction to you to issue Conversion Shares and Warrant Shares shall not apply, and you shall not be authorized to issue any such Conversion Shares or Warrant Shares, upon receipt of written notice from the Company stating that (a) the issuance of Conversion Shares or Warrant Shares would violate applicable law, (b) the aggregate number of shares of Common Stock beneficially owned by any Holder and its Affiliates would exceed 4.99% of any class of voting securities of the Company following the issuance of Conversion Shares or Warrant Shares or (c) the issuance of Conversion Shares or Warrant Shares would trigger the exercise of a Right (as defined therein) under the Company Preferred Share Purchase Rights Plan. All of the Conversion Shares and Warrant Shares, upon issuance shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON DELIVERY OF AN OPINION OF COUNSEL THAT THE SECURITIES MAY BE TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT.


and; provided, however, that the Conversion Shares and Warrant Shares shall not bear any legend restricting their transfer if you have received prior to the issuance of such Conversion Shares or Warrant Shares, as the case may be, a written opinion of counsel to the Company experienced in the area of U.S. securities laws that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

         Please be advised that the Holders are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact the Company at 16020 Industrial Drive, Gaithersburg, Maryland 20877, telephone (301)869-9800, fax (301) 208-3798, attention: George Migausky.


                                         Very truly yours,

                                         IGEN INTERNATIONAL, INC.

                                         By:____________________________________
                                                  Name:
                                                  Title:

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
   ---------------------------------
         Name:
              ----------------------
         Title:
               ---------------------


Date:
    --------------------------------

                                    EXHIBIT I

                            FORM OF CONVERSION NOTICE

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(TO BE  EXECUTED  BY THE  REGISTERED  HOLDER IN ORDER
TO CONVERT THE 5% CONVERTIBLE DEBENTURE)

Reference is made to the Debenture issued by IGEN International, Inc. (the "DEBENTURE"). In accordance with and pursuant to the Debenture, the undersigned hereby irrevocably elects to convert the principal amount of the Debenture, indicated below into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, by tendering the Debenture specified below as of the date specified below.

Date of Conversion:
                   ------------------------------------------

Aggregate Principal Amount to be converted:
                                           ------------------

Debenture number(s) of Debenture to be converted:
                                                 ------------

Please confirm the following information:

Conversion Price:
                 -------------------

Number of shares of Common Stock to be issued:__________

Please issue the Common Stock into which the Debenture is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:
         -----------------------------------------
Facsimile Number:
                 ---------------------------------
Authorization: By:
                  --------------------------------
                  Name:
                  Title:

Dated:
      ----------------

Account Number (if electronic book entry transfer):
                                                   ----------------------

                                   EXHIBIT II

                      ARTICLE VII. FORM OF EXERCISE NOTICE


                              WARRANT EXERCISE FORM

TO: IGEN INTERNATIONAL, INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of IGEN International, Inc. , pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________,
2000; (2) encloses either (a) a cash payment of $__________ or (b) _____ Warrant Shares, valued at the Per Share Market Price of $ _____ on ________, ___, for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); or (c) ____ shares of Common Stock, valued at the Per Share Market Price of $ _____ on ________, ___, for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); or
(d) Debentures evidencing $ ______ of the principal amount, for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant) and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


                  Date:
                                               -------------------------------
                  Investor Name:
                                               -------------------------------
                  Taxpayer Identification
                  Number:
                                               -------------------------------
                  By:
                                               -------------------------------
                  Printed Name:
                                               -------------------------------
                  Title:
                                               -------------------------------
                  Address:
                                               -------------------------------

                                               -------------------------------

                                               -------------------------------

                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attn.:

                  Re:      IGEN International, Inc.

Ladies and Gentlemen:

                  (i) We are counsel to IGEN International, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement dated January 11, 2000 (the "Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders its 5% Convertible Debenture (the "Debenture"), convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and Warrants (the "Warrants") to acquire shares of Common Stock. Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Debenture and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on _______________, 2000, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                         Very truly yours,

                                         [ISSUER'S COUNSEL]





CC:      [LIST NAMES OF HOLDERS]